Exhibit 99.1


                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

--------------------------------------------
IN RE:                                      )      Chapter 11
                                            )
CONGOLEUM CORPORATION,                      )
CONGOLEUM SALES, INC., and                  )      Case No. 03-51524 (KCF)
CONGOLEUM FISCAL, INC.,                     )
                      Debtors.              )      Jointly Administered
                                            )
--------------------------------------------

         JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY
          CODE OF THE FUTURES REPRESENTATIVE, THE DEBTORS, THE OFFICIAL
          ASBESTOS CLAIMANTS' COMMITTEE AND THE OFFICIAL COMMITTEE OF
           BONDHOLDERS FOR CONGOLEUM CORPORATION, ET AL., DATED AS OF
                                FEBRUARY 5, 2008

THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER
SECTION 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS-RELATED LIABILITIES OF CONGOLEUM CORPORATION AND THE PROTECTED PARTIES SET FORTH HEREIN INTO A TRUST AS MORE FULLY DESCRIBED HEREIN.

ORRICK, HERRINGTON & SUTCLIFFE LLP               FORMAN HOLT ELIADES & RAVIN LLC
1152 15th Street, N.W.                           80 Route 4 East
Washington, D.C. 20005                           Suite 290
                                                 Paramus, NJ 07652
Roger Frankel
Richard H. Wyron                                 Stephen B. Ravin
Jonathan Guy
Debra L. Felder

Attorneys for R. Scott Williams, as Futures
Representative

AKIN GUMP STRAUSS HAUER & FELD LLP               TEICH GROH
590 Madison Avenue                               691 State Highway 33
New York, NY 10022                               Trenton, NJ 08619
Michael S. Stamer                                Michael A. Zindler

AKIN GUMP STRAUSS HAUER & FELD LLP
1333 New Hampshire Avenue, N.W.
Washington D.C. 20036
James R. Savin

Attorneys for the Official Committee of
Bondholders

PILLSBURY WINTHROP SHAW PITTMAN LLP              OKIN, HOLLANDER & DELUCA, LLP
1540 Broadway                                    Parker Plaza
New York, NY 10033-4039                          400 Kelby Street
Richard L. Epling                                Fort Lee, NJ 07024
Robin L. Spear                                   Paul S. Hollander
Kerry A. Brennan                                 James J. DeLuca

Attorneys for the Debtors

CAPLIN & DRYSDALE, CHTD.                         GOLDSTEIN ISAACSON, PC
One Thomas Circle, N.W.                          100 Morris Avenue, 3rd Floor
Washington, D.C. 20005                           Springfield, NJ 07081
Peter Van N. Lockwood                            Nancy Isaacson
Ronald Reinsel

Attorneys for the Asbestos Claimants' Committee


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

                                TABLE OF CONTENTS

ARTICLE I        DEFINITIONS, RULES OF INTERPRETATION, AND
                 COMPUTATION OF TIME...........................................1

        1.1    Scope of Definitions............................................1

        1.2    Definitions.....................................................1

        1.3    Rules of Interpretation: Application of Definitions,
               Rules of Construction, and Computation of Time.................23

        1.4    Exhibits and Schedules.........................................23

ARTICLE II       CLASSIFICATION OF CLAIMS AND INTERESTS.......................23

        2.1    Generally......................................................23

        2.2    Unclassified Claims............................................24

        2.3    Classes........................................................24

ARTICLE III      TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS...25

        3.1    Summary........................................................25

        3.2    Administrative Claims..........................................25

        3.3    Priority Tax Claims............................................25

        3.4    Substantial Contribution Claims................................25

ARTICLE IV       TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.................26

        4.1    Claims and Interests...........................................26

        4.2    Reservation of Rights Regarding Claims.........................29

ARTICLE V        IMPLEMENTATION OF THE PLAN...................................30

        5.1    The Plan Trust.................................................30

        5.2    Certain Mergers................................................33

        5.3    The Amended and Restated Certificate and the Amended
               and Restated Bylaws............................................33

        5.4    Directors and Officers of Reorganized Congoleum................33

        5.5    Cancellation of Existing Securities and Agreements of
               the Debtors/Discharge of the Indenture Trustee.................33

        5.6    Exit Facility..................................................34

        5.7    Issuance of New Securities and Debt Instruments................34

        5.8    Registration Rights Agreement..................................34

        5.9    Stockholders Agreement.........................................34


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

        5.10   Effectuating Documents/Further Transactions....................35

        5.11   Exemption from Certain Transfer Taxes and Recording Fees.......35

        5.12   Section 346 Injunction.........................................35

        5.13   Corporate Action...............................................35

        5.14   Omnibus Claimant Settlement....................................35

        5.15   Intercompany Settlement........................................41

        5.16   Deemed Consolidation of Debtors For Plan Purposes Only.........43

        5.17   Put/Call Agreement.............................................43

        5.18   Put/Call Participation.........................................45

ARTICLE VI       PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                 OTHER THAN PLAN TRUST ASBESTOS CLAIMS........................46

        6.1    Plan Distributions.............................................46

        6.2    Distributions of Cash..........................................46

        6.3    No Interest on Claims..........................................46

        6.4    Delivery of Distributions......................................47

        6.5    Distributions to Holders as of the Record Date.................47

        6.6    Fractional Securities; Fractional Dollars......................47

        6.7    Withholding of Taxes...........................................47

        6.8    Unclaimed Property.............................................47

ARTICLE VII      RESOLUTION OF DISPUTED CLAIMS................................48

        7.1    Disallowance of Improperly Filed Claims........................48

        7.2    Prosecution of Objections to Claims............................48

        7.3    No Distributions Pending Allowance.............................49

        7.4    Distributions After Allowance..................................49

ARTICLE VIII     TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED LEASES AND
                 SETTLEMENTS..................................................49

        8.1    Assumption of Unexpired Leases and Executory Contracts.........49

        8.2    Damages Upon Rejection.........................................50

        8.3    Insurance Agreements...........................................50

        8.4    Compensation and Benefits Programs.............................50

        8.5    Retiree Benefits...............................................51

        8.6    Indemnification of Directors, Officers and Employees...........51

ARTICLE IX       ACCEPTANCE OR REJECTION OF THE PLAN..........................52

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

        9.1    Classes Entitled to Vote.......................................52

        9.2    Acceptance by Impaired Classes of Claims.......................52

        9.3    Acceptance by Impaired Class of Interests......................52

        9.4    Acceptance Pursuant to Section 524(g) of the Bankruptcy Code...52

        9.5    Presumed Acceptance of Plan....................................52

        9.6    Reservation of Rights..........................................52

ARTICLE X        CONDITIONS TO CONFIRMATION AND EFFECTIVENESS.................52

        10.1   Conditions to Confirmation.....................................52

        10.2   Conditions to Effectiveness....................................55

        10.3   Waiver of Conditions...........................................56

ARTICLE XI       INJUNCTIONS, RELEASES AND DISCHARGE..........................57

        11.1   Discharge......................................................57

        11.2   Exculpation....................................................57

        11.3   Releases by Holders of Claims..................................58

        11.4   Discharge Injunction...........................................58

        11.5   Asbestos Channeling Injunction.................................58

        11.6   Reservation of Rights..........................................59

        11.7   Rights Against Non-Debtors under Securities Laws...............60

        11.8   Rights Against Debtors Under Environmental Laws................60

        11.9   Disallowed Claims and Disallowed Interests.....................60

        11.10  Anti-Suit Injunction...........................................60

        11.11  Insurance Neutrality...........................................61

        11.12  No Liability for Solicitation or Participation.................61

ARTICLE XII      MATTERS INCIDENT TO PLAN CONFIRMATION........................62

        12.1   Term of Certain Injunctions and Automatic Stay.................62

        12.2   No Successor Liability.........................................62

        12.3   Revesting......................................................62

        12.4   Vesting and Enforcement of Causes of Action....................63

        12.5   Plan Trust Bankruptcy Causes of Action.........................63

        12.6   Bankruptcy Causes of Action....................................63

ARTICLE XIII     MISCELLANEOUS................................................64

        13.1   Jurisdiction...................................................64

        13.2   General Retention..............................................64


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

        13.3   Specific Purposes..............................................64

        13.4   Payment of Statutory Fees......................................66

        13.5   Securities Law Matters.........................................66

        13.6   Plan Supplement................................................66

        13.7   Allocation of Plan Distributions Between Principal
               and Interest...................................................66

        13.8   The Asbestos Claimants' Committee, the Futures
               Representative and the Bondholders' Committee..................67

        13.9   Revocation of Plan.............................................67

        13.10  Modification of Plan...........................................67

        13.11  Modification of Payment Terms..................................68

        13.12  Entire Agreement...............................................68

        13.13  Headings.......................................................68

        13.14  Professional Fee Claims........................................68

        13.15  Recordable Order...............................................68

        13.16  Preparation of Estates' Returns and Resolution of Tax Claims...68

        13.17  No Admission...................................................69

        13.18  Consent to Jurisdiction........................................69

        13.19  Setoffs........................................................69

        13.20  Successors and Assigns.........................................69

        13.21  Non-Debtor Waiver of Rights....................................69

        13.22  Further Authorizations.........................................69

        13.23  No Bar to Suits................................................69

        13.24  Conflicts......................................................70

        13.25  Notices........................................................70

        13.26  Duty to Cooperate..............................................71

        13.27  Governing Law..................................................71


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

                                  INTRODUCTION

      The Plan Proponents hereby propose this plan of reorganization pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code. Capitalized terms used herein are defined in Article I below.

      Reference is made to the Disclosure Statement distributed contemporaneously herewith for a discussion of the history, businesses, properties and results of operations of the Debtors and the risks associated with the Plan. All holders of Claims and Interests entitled to vote on the Plan are encouraged to read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Sections 13.6 and 13.7 of the Plan, the Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                   ARTICLE I

          DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

      1.1 Scope of Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 1.2 of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

      1.2 Definitions.

      "ABI" means American Biltrite Inc., a Delaware corporation.

      "ABI Asbestos Claim" means any Asbestos Claim that may be asserted by ABI now or in the future other than an ABI Asbestos Indemnity Claim.

      "ABI Asbestos Indemnity Claim" means any ABI Asbestos Personal Injury Indemnity Claim or ABI Asbestos Property Damage Indemnity Claim.

      "ABI Asbestos Personal Injury Indemnity Claim" means any asbestos personal injury indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Asbestos Property Damage Indemnity Claim" means any asbestos related property damage indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Canada License Agreement" means the License Agreement, effective January 1, 2006, between Congoleum and American Biltrite (Canada) Ltd., as amended on the Effective Date pursuant to the Intercompany Settlement.

      "ABI Claim" means any Claim or Demand at any time that may be asserted by ABI at any time against any Debtor, including without limitation ABI Asbestos Claims, ABI Rejection Damages Claims, and ABI Asbestos Indemnity Claims.

      "ABI Parties" means any current or former officers, directors and employees of ABI, in their capacity as such.

      "ABI Rejection Damages Claims" means any and all rejection damages claims that might arise upon the deemed rejection of the Intercompany Agreements provided for in Section 5.15 of the Plan.

      "Additional Indemnitees" has the meaning set forth in Section 2.1(c)(xiv) of the Plan Trust Agreement.

      "Ad Hoc Bondholders Committee" means the unofficial committee of certain of the Persons holding Senior Notes, who are not members of the Bondholders' Committee, initially consisting of Concordia Advisors, LLC, Plainfield Asset Management LLC and Ore Hill Partners and represented by the law firm of Brown Rudnick Berlack Israels LLP.

      "Administrative Claim" means any Claim for the payment of an Administrative Expense. The term "Administrative Claim" shall not include Asbestos Claims.

      "Administrative Expense" means (a) any cost or expense of administration of the Reorganization Cases under section 503(b) of the Bankruptcy Code including, but not limited to, (1) any actual and necessary post-petition cost or expense of preserving the Estates or operating the Debtors' assets and businesses, (2) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any post-petition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, (4) the outstanding fees and expenses of the Indenture Trustee incurred in accordance with Section 6.6 of the Indenture relating to the Senior Notes, including the reasonable fees and expenses of counsel to the Indenture Trustee, and (5) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under section 327, 328, 330(a), 331, 503(b) or 1103 of the Bankruptcy Code, including, without limitation, the Debtors and their professionals, the Futures Representative and its professionals, the Bondholders' Committee and its professionals, and the Asbestos Claimants' Committee and its professionals and (b) any fee or charge assessed against the Estates under 28 U.S.C. ss. 1930.

      "Affiliate" shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

      "Allowed" means:

            (a)   With respect to an Administrative Claim:

                  (i) such amount that represents a Claim of a professional person employed under sections 327, 328, 524(g)(4)(B)(i) or 1103 of the Bankruptcy Code who is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, to the extent such Claim is allowed by a Final Order of the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code;

                  (ii) such amount that represents the reasonable fees and expenses of the Indenture Trustee and its counsel that were otherwise incurred in accordance with the terms of the Indenture and are outstanding on the Effective Date, without application to the Bankruptcy Court; provided, however, that if there is a dispute regarding the reasonableness of such fees and expenses or whether such fees and expenses were incurred in accordance with the Indenture, the Bankruptcy Court shall resolve such dispute; and

                  (iii) other than with respect to a Claim described in clauses
(a)(i) and (a)(ii) of this definition, such amount that represents an actual or necessary expense of preserving the Estates or operating the business of any of the Debtors, any such Claim to the extent that it constitutes an Allowed Administrative Claim, or if such Claim is a Disputed Claim, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under section 503 or 1114 of the Bankruptcy Code;

            (b) With respect to an Asbestos Property Damage Claim that was filed prior to the expiration of the Asbestos Property Damage Claim Bar Date, such amount as is liquidated and allowed by the Bankruptcy Court; and

            (c) With respect to any Claim other than a Plan Trust Asbestos Claim, an Asbestos Property Damage Claim or an Administrative Claim, such Claim or any portion thereof (i) that has been allowed in whole or in part by a Final Order of the Bankruptcy Court; (ii) that has been expressly allowed in the Plan;
(iii) as to which, on or before the Effective Date, (A) no Proof of Claim has been filed with the Bankruptcy Court and (B) the Claim is listed in the Schedules (as they may be amended) and not listed as disputed, contingent, or unliquidated; or (iv) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (A) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or any order of the Bankruptcy Court, or (B) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order.

      "Allowed Amount" means the sum at which a Claim is Allowed.

      "Amended and Restated Bylaws" means the Amended and Restated Bylaws of Reorganized Congoleum to become effective on the Effective Date, which shall be substantially in the form attached hereto as Exhibit "J".

      "Amended and Restated Certificate" means the Amended and Restated Certificate of Incorporation of Reorganized Congoleum to become effective on the Effective Date, which shall be substantially in the form attached hereto as Exhibit "K".

      "Anti-Suit Injunction" means the injunction described in Section 11.10 of the Plan.


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

      "Asbestos Channeling Injunction" means the injunction described in Section
11.5 of the Plan.

      "Asbestos Claimant" means the holder of an Asbestos Personal Injury Claim.

      "Asbestos Claimants' Committee" means the official committee of the representatives of holders of present unsecured Asbestos Personal Injury Claims, solely in its capacity as such, which committee as of the date hereof consists of the following representatives of the holders of present unsecured Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph Rice, Esquire, Steven Kazan, Esquire, Russell Budd, Esquire and Robert Taylor, II, Esquire.

      "Asbestos Claims" means, collectively, Plan Trust Asbestos Claims and ABI Asbestos Claims.

      "Asbestos In-Place Insurance Coverage" means any insurance coverage, not reduced to Cash settlement proceeds, available for the payment or reimbursement of liability, indemnity or defense costs arising from or related to Asbestos Claims or Demands or Plan Trust Expenses under any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement.

      "Asbestos Insurance Action" means any claim, cause of action, or right of any Debtor against any Asbestos Insurance Company, including without limitation, the Coverage Litigation, arising from or related to: (a) any such Asbestos Insurance Company's failure to provide or pay under Asbestos In-Place Insurance Coverage, (b) the refusal of any Asbestos Insurance Company to compromise and settle any Asbestos Claim under or pursuant to any Asbestos Insurance Policy, or
(c) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Claim.

      "Asbestos Insurance Action Recoveries" means (a) Cash derived from and paid pursuant to Asbestos Insurance Settlement Agreements, (b) the right to receive proceeds of Asbestos In-Place Insurance Coverage, and (c) the right to receive the proceeds or benefits of any Asbestos Insurance Action.

      "Asbestos Insurance Assignment" means the transfer, grant and assignment of the Asbestos Insurance Rights to the Plan Trust described in Article V of the Plan, which will be effectuated pursuant to the Insurance Assignment Agreement.

      "Asbestos Insurance Company" means any insurance company, insurance broker, guaranty association, liquidator, rehabilitator or any other Entity with demonstrated or potential liability to any of the Debtors, the Reorganized Debtors, or the Plan Trust under or related to an Asbestos Insurance Policy.

      "Asbestos Insurance Policy" means any insurance policy issued to or for the benefit of any of the Debtors in effect at any time on or before the Effective Date that may afford any of the Debtors indemnity or insurance coverage, upon which any claim has been or may be made with respect to any Asbestos Claim.

      "Asbestos Insurance Rights" means any and all rights, titles, privileges, interests, claims, demands or entitlements to any proceeds, payments, initial or supplemental dividends, scheme payments, supplemental scheme payments, causes of


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

action and choses in action related to Asbestos In-Place Insurance Coverage, whether now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent, including but not limited to:

                  (i) any and all rights to pursue or receive payments with respect to Asbestos Claims under any Asbestos In-Place Insurance Coverage, whether for liability, defense or otherwise;

                  (ii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage that was entered into by any domestic or foreign insolvent insurance company, whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding;

                  (iii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage from any state insurance guaranty association in connection with any state insurance guaranty association statute; provided, however, that Asbestos Insurance Rights shall not include any rights or obligations under any insurance policy or settlement agreement to which the Debtors are a party insofar as such insurance policy or settlement agreement relates to Workers' Compensation Claims; and

                  (iv) any and all rights to pursue any Causes of Action against, or to receive payments related to any Asbestos In-Place Insurance Coverage from, any Asbestos Insurance Company.

      "Asbestos Insurance Settlement Agreement" means any settlement agreement between or among any of the Debtors and a Settling Asbestos Insurance Company relating to any Asbestos Claim or Asbestos Insurance Action.

      "Asbestos Insurer Coverage Defenses" means all defenses at law or in equity that an Asbestos Insurance Company may have under any Asbestos Insurance Policy or applicable law to provide Asbestos In-Place Insurance Coverage to or for Asbestos Personal Injury Claims or Plan Trust Expenses that have been channeled to or assumed by or incurred by the Plan Trust pursuant to the Plan; provided, however, that in the event there is a Final Order determining that the Bankruptcy Code authorizes the Asbestos Insurance Assignment by preempting any terms of any Asbestos Insurance Policy or provisions of applicable non-bankruptcy law that otherwise might prohibit the Asbestos Insurance Assignment, "Asbestos Insurer Coverage Defenses" shall not include any defense that the Asbestos Insurance Assignment is prohibited by any Asbestos Insurance Policy or applicable non-bankruptcy law.

      "Asbestos Personal Injury Claim" means (a) any claim, demand or lawsuit (including, but not limited to, any Claim or Demand), whenever and wherever arising or asserted against any of the Debtors or their respective present or former officers, directors or employees in their capacities as such and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured or unsecured), whenever and wherever arising or asserted, of the Debtors or their respective present or former officers, directors or employees in their capacities as such (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) or (b) for, based on or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury, sickness, disease, death or damages based on the foregoing (including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before the Confirmation of the Plan or the close of the Reorganization Cases, (x) caused or allegedly caused, in whole or part, directly or indirectly: (i) by exposure to asbestos or asbestos-containing products manufactured, supplied, distributed, handled, fabricated, stored, sold, installed, or removed by any Debtor and/or its predecessors; or (ii) by services, actions, or operations provided, completed or taken by any Debtor and/or its predecessors in connection with asbestos or asbestos-containing products or (y) caused or allegedly caused by asbestos for which any Debtor or its predecessors, are alleged to be liable under any applicable law including, but not limited to, Indirect Asbestos Claims and the asbestos personal injury Claims of Settled Claimants that were liquidated under the Claimant Agreement or a Pre-Petition Settlement Agreement, provided that Asbestos Personal Injury Claim shall not include Workers' Compensation Claims, ABI Asbestos Claims or Asbestos Property Damage Claims.

      "Asbestos Personal Injury Claim Sub-Account" means that portion of the Plan Trust Assets to be made available for payment of Plan Trust Asbestos Claims (and related Plan Trust Expenses) other than Allowed Asbestos Property Damage Claims.

      "Asbestos Property Damage Claim" means any Claim or remedy or liability for damage to property (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty or otherwise), for which the Debtors are alleged to be or may be responsible by judgment, order or settlement and that
(1) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date; and (2) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property. Asbestos Property Damage Claim also includes any such Claims, remedies or liabilities as described immediately above that seek
(a) compensatory damages (such as proximate, consequential, general and special damages) and punitive damages; and/or (b) reimbursement, indemnification, subrogation and/or contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Notwithstanding the foregoing, Asbestos Property Damage Claim does not include any ABI Asbestos Claim or Asbestos Personal Injury Claim.

      "Asbestos Property Damage Claim Bar Date" means May 3, 2004, the date designated by the Bankruptcy Court as the last date for filing Proofs of Claim on account of an Asbestos Property Damage Claim against the Debtors.

      "Asbestos Property Damage Claim Sub-Account" means that portion of the Plan Trust Assets, consisting solely of the Asbestos Property Damage Insurance Rights, to be made available for payment of Allowed Asbestos Property Damage Claims.


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

      "Asbestos Property Damage Claimant" means the holder of an Asbestos Property Damage Claim.

      "Asbestos Property Damage Contribution Claim" means any Claim or remedy or liability for damage to property asserted against the Debtors (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty or otherwise) that is: (1) held by any Entity or assignee or transferee thereof which has been, is, or may be a defendant in an action alleging damage to property that (i) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date, and (ii) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property; and (2) on account of alleged liability by the Debtors for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity (or assignee or transferee thereof) has paid or may pay to the plaintiff in such action. Notwithstanding anything herein to the contrary, Asbestos Property Damage Contribution Claim does not include any ABI Asbestos Claims.

      "Asbestos Property Damage Insurance Rights" means all rights arising under all insurance policies, issued to or for the benefit of any of the Debtors that may afford any of the Debtors indemnity or insurance coverage solely for Asbestos Property Damage Claims, which policies are set forth on Exhibit "A" attached hereto. The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers.

      "Avoidance Actions" means, collectively, the Omnibus Avoidance Action and the Sealed Avoidance Action.

      "Backstop Participants" means, collectively, the holder(s) of Senior Notes that have agreed to become a party to the Put/Call Agreement as a Backstop Participant in accordance therewith (including, without limitation, the Initial Backstop Participants).

      "Bankruptcy Causes of Action" means all Causes of Action (other than Plan Trust Bankruptcy Causes of Action) arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors (including any payments made on account of indemnification or reimbursement rights under the Joint Venture Agreement) made in respect of any claim, cause of action or other matter and the GHR/Kenesis Actions.

      "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bankruptcy Court" means the United States Bankruptcy Court having jurisdiction over the Reorganization Cases or the District Court exercising bankruptcy jurisdiction.

      "Bankruptcy Professional" means any Person (a) employed pursuant to an order of the Bankruptcy Court in accordance with section 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code, or (b) who applies to the Bankruptcy Court for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code.

      "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bar Dates" means the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing Proofs of Claim against the Debtors.

      "Bondholders' Committee" means the official committee bondholders appointed in these Reorganization Cases on January 27, 2006, as reconstituted from time to time, solely in its capacity as such.

      "Business Day" means any day other than a Saturday, Sunday or a legal holiday (as such term is defined in Bankruptcy Rule 9006(a)) on which commercial banks are open for business in New York, New York.

      "Cash" means lawful currency of the United States of America and its equivalents.

      "Causes of Action" means, without limitation, any and all rights, remedies, claims, causes of action, liabilities, obligations, suits, debts, sums of money, damages, judgments, and demands whatsoever, whether known or unknown, in law, equity, or otherwise which may be brought by or on behalf of the Debtors and/or the Estates, arising under any provision of the Bankruptcy Code or other applicable law.

      "Century Entities" shall have the meaning ascribed to such term in the Settlement and Buyback Agreement.

      "Claim" means a claim against the Debtors (or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, and further shall include, but is not limited to, Asbestos Claims.

      "Claimant Agreement" means that certain Settlement Agreement Between Congoleum and Various Asbestos Claimants, as amended by the first amendment thereto, entered into by Congoleum and certain Asbestos Claimants, through their counsel, prior to the Petition Date, as the same may be further amended from time to time in accordance with its terms.

      "Claimants' Counsel" or "Claimants' Representative" means Joseph F. Rice, Esquire and Perry Weitz, Esquire, collectively, in their capacity under the Claimant Agreement as the representatives of certain holders of Asbestos Personal Injury Claims.

      "Claimant's Counsel Expenses" shall have the meaning ascribed to such term in Section 5.14(h).

      "Class" means a category of Claims or Interests, as classified in Article II of the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

      "Collateral Trust" means the Collateral Trust established pursuant to the Collateral Trust Agreement, the Security Agreement and the Claimant Agreement.

      "Collateral Trust Agreement" means that certain irrevocable trust agreement entered into by Congoleum and Arthur J. Pergament and Wilmington Trust Company, as amended by the first amendment thereto, and any further modifications or amendments thereto.

      "Collateral Trustee" means the Trustee as defined and named in the Collateral Trust Agreement.

      "Confirmation" means the approval of the Plan by the Bankruptcy Court pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

      "Confirmation Hearing" means the hearing(s) which will be held before the Bankruptcy Court and the District Court, as appropriate, in which the Plan Proponents will seek Confirmation of the Plan.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Congoleum" means Congoleum Corporation, a Delaware corporation.

      "Congoleum Interests" means, collectively, all equity interests in Congoleum outstanding immediately prior to the Effective Date including, without limitation, (a) shares of Class A common stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of Congoleum and (b) any options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Congoleum.

      "Continued Adversary Proceeding" shall have the meaning ascribed to such term in Section 5.14(e)(i).

      "Coverage Action" means that certain civil action pending in the Superior Court of New Jersey, docket number MID-L-8908-01, as such action exists after giving effect to the Order entered therein on October 30, 2003 that dismissed, without prejudice, certain claims including Environmental Claims, as referenced in such Order.

      "Coverage Costs" means all reasonable costs, including reasonable attorneys' fees, actually incurred by the Debtors and/or their Representatives on their behalf, on or after January 1, 2003, to prosecute the Coverage

Litigation and any other Asbestos Insurance Actions and to pursue the Asbestos Insurance Action Recoveries.

      "Coverage Litigation" means (i) the Coverage Action; and (ii) any other action which seeks to determine the extent of insurance coverage for defense of and liability for Asbestos Claims and related issues.

      "Debtor" means each of Congoleum, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., as debtors-in-possession in the Reorganization Cases, and "Debtors" means all of them collectively, and when the context so requires, as post-Confirmation entities reorganized hereunder.

      "Demand" means a demand for payment against any of the Debtors within the meaning of section 524(g)(5) of the Bankruptcy Code, but excludes any demand in respect of an Asbestos Property Damage Claim or an ABI Asbestos Claim.

      "Direct Action" means any cause of action or right to bring a cause of action possessed by an Asbestos Claimant against an Asbestos Insurance Company on account of such Asbestos Claimant's Plan Trust Asbestos Claim, whether arising by contract or under the laws of any jurisdiction.

      "Disallowed" means a Claim or Interest, as the case may be, that is disallowed by the Plan, a Final Order of the Bankruptcy Court, or that is disallowed pursuant to the TDP.

      "Disbursing Agent" means Reorganized Congoleum or any Person selected by Reorganized Congoleum to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Plan Trust Asbestos Claims and Senior Note Claims) under the Plan.

      "Discharge Injunction" means the injunction described in Section 11.4 of the Plan.

      "Disclosure Statement" means the Disclosure Statement with respect to the Plan, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Plan Proponents pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be further amended, supplemented or modified from time to time.

      "Disclosure Statement Approval Order" means that certain order of the Bankruptcy Court entered on [____], approving the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, as such order may be amended, modified or supplemented thereafter.

      "Disputed Claim" means any Claim that has not been allowed by a Final Order as to which (a) a Proof of Claim has been filed with the Bankruptcy Court, and (b) an objection has been or may be timely filed or deemed filed under applicable law and any such objection has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an objection has been or may be timely filed, if (A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim listed in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim listed in the Schedules, (C) any corresponding Claim has been listed in the Schedules as disputed, contingent or unliquidated, (D) no corresponding Claim has been listed in the Schedules or (E) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof.

      "Distributions" means any distribution by the Debtors or Reorganized Congoleum to a Record Holder of an Allowed Claim or Interest.

      "Distribution Date" means, when used with respect to an Allowed Claim (other than a Plan Trust Asbestos Claim), the date which is as soon as reasonably practicable after the latest of: (a) the Effective Date; (b) the first Business Day of the next calendar month following the date on which the Claim becomes an Allowed Claim; or (c) the first Business Day of the next calendar month upon which the Claim matures and becomes due and payable according to its own terms, unless the Claim becomes Allowed within fifteen (15) Business Days before the first Business Day of the next calendar quarter, in which case the Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

      "District Court" means the United States District Court for the judicial district having jurisdiction over the matter in question.

      "Effective Date" means the first Business Day after the Confirmation Date immediately following the first day upon which all of the conditions to the occurrence of the Effective Date specified in Section 10.2 of the Plan have been satisfied or waived pursuant to Section 10.3 of the Plan.

      "Eligible Holder" means a holder of an Allowed Senior Note Claim who also is a "qualified institutional buyer," as such term is defined in Rule 144(A) promulgated under the Securities Act of 1933, as amended.

      "Entity" means any Person, estate, trust, Governmental Unit or the United States Trustee.

      "Environmental Laws" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.ss.9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.ss.ss.6901, et seq., (c) the Clean Air Act, 42 U.S.C.ss.ss.7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C.ss.ss.1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601, et seq., (f) all statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials, and
(g) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Estate(s)" means, individually, the estate of each Debtor in the Reorganization Cases and, collectively, the estates of all Debtors in the Reorganization Cases, created pursuant to section 541 of the Bankruptcy Code.

      "Existing Credit Agreement" means the Loan and Security Agreement between Congoleum, as borrower, and Wachovia, as lender, dated as of December 10, 2001, as amended by Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between Wachovia and Congoleum, and Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2003, by and between Wachovia and Congoleum, and as otherwise amended, restated, modified and/or supplemented as of the Petition Date and any related documents.

      "Existing Securities" means, collectively, the Senior Notes and Interests.

      "Existing Subsidiary Guaranty" means the Limited Guaranty, dated as of February 27, 2003, executed by Congoleum Fiscal, Inc. and Congoleum Sales, Inc., as amended, restated, modified or supplemented as of the Petition Date.

      "Exit Facility" means the revolving credit and term loan facility in the aggregate principal amount of $30,000,000 to be provided by lenders acceptable to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee in the form of a revolving loan and a term loan to Reorganized Congoleum secured by substantially all of the assets of Reorganized Congoleum and otherwise on terms and conditions, and pursuant to loan documentation, satisfactory and acceptable to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee which financing shall be consistent with the Exit Facility Commitment Letter or Term Sheet contained in the Plan Supplement.

      "Exit Facility Commitment Letter or Term Sheet" means that certain agreement by and between the Debtors and Exit Facility Lenders, detailing the commitment of the Exit Facility Lenders to provide the Exit Facility, a copy of which will be provided in the Plan Supplement.

      "Exit Facility Lenders" means the lenders who will provide the Exit Facility, with such lenders to be identified in the Exit Facility Commitment Letter or Term Sheet.

      "Expense Payments" shall have the meaning set forth in the Claimant Agreement.

      "Final Distribution" means the Distribution by the Debtors or Reorganized Congoleum that satisfies all Allowed Claims and Interests to the extent provided in accordance with this Plan.

      "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, the implementation, operation or effect of which has not been stayed and as to which order (or any revision, modification or amendment thereon) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, reconsideration, rehearing or certiorari has been taken and is pending.

      "Financing Order" shall have the meaning ascribed to such term in Section 4.1(b).

      "Futures Representative" means the Person appointed by the Bankruptcy Court to represent the rights and interests of the future Demands, who shall be
R. Scott Williams, Esquire, or such other individual appointed by the Bankruptcy Court, pursuant to section 524(g) of the Bankruptcy Code.

      "General Unsecured Claim" means any Claim against any Debtor arising prior to the Petition Date (regardless of whether such Claim is covered by insurance) to the extent that such Claim is neither secured nor entitled to priority under the Bankruptcy Code or by a Final Order of the Bankruptcy Court (other than any Workers' Compensation Claim, ABI Claim, Senior Note Claim or Asbestos Claim), including, but not limited to: (a) any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code, and (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

      "GHR/Kenesis Actions" means any Causes of Action, including for malpractice, against Gilbert Randolph LLP (formerly known as Gilbert, Heintz & Randolph LLP) or The Kenesis Group LLC, including any Cause of Action to recover funds or property on account of that certain Stipulation and Consent Order Resolving Dispute Regarding GHR Disgorgement Order of the Bankruptcy Court dated April 5, 2007 and related settlement documents.

      "Governmental Unit" means any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity.

      "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

      "Indenture" means the Indenture by and between Congoleum Corporation, as Issuer, and First Union National Bank, as Trustee, dated as of August 3, 1998, as supplemented and amended from time to time, relating to the Senior Notes.

      "Indenture Trustee" means HSBC Bank USA, N.A., as successor to First Union National Bank, not individually but as indenture trustee under the Indenture, and its successors and assigns.

      "Indirect Asbestos Claim" means (i) any Claim based on a right of contribution, reimbursement, subrogation, or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) arising out of or based on an Asbestos Personal Injury Claim or another Indirect Asbestos Claim, (ii) any other derivative or indirect Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty, by reason of an Asbestos Personal Injury Claim or another Indirect Asbestos Claim (including, without limitation, any Claim (A) for attorneys' fees arising or incurred in connection with any Asbestos Personal Injury Claim, another Indirect Direct Asbestos Claim or an Asbestos Insurance Action or (B) arising out of or based on the rejection of any executory contract related to or involving asbestos), and (iii) any Claim arising out of Asbestos Insurance Policies or settlement agreements related thereto, in each case other than ABI Asbestos Claims or Asbestos Property Damage Claims.

      "Initial Backstop Participants" means Plainfield Special Situations Master Fund Limited and various affiliates of Deutsche Asset Management who have agreed by the date that the Bankruptcy Court enters an order authorizing the Debtors to enter into the Put/Call Agreement to purchase the Plan Trust Common Stock in accordance with the terms of the Put/Call Agreement.

      "Injunctions" means the Discharge Injunction, the Asbestos Channeling Injunction, the Anti-Suit Injunction and any other injunctions entered by order of the Bankruptcy Court or the District Court in the Reorganization Cases (including but not limited to any injunction contained in any Final Order approving any Asbestos Insurance Settlement Agreement).

      "Insurance Assignment Agreement" means the insurance assignment agreement referenced in Section 5.1(c) of the Plan and substantially in the form attached as Exhibit "B" to the Plan.

      "Intercompany Agreements" means any and all agreements existing between any of the Debtors and ABI, including without limitation the (i) Joint Venture Agreement, (ii) Personal Services Agreement, (iii) stockholders agreement, made as of March 11, 1993, as amended, (iv) Business Relations Agreement, dated as of March 11, 1993, as amended, (v) Tax Sharing Agreement, (vi) Closing Agreement, dated as of March 11, 1993, (vii) Plan of Repurchase, dated as of February 1, 1995, and (viii) annual intercompany personal computing, desktop and voice and data system support and other information technology services agreements.

      "Intercompany Settlement" shall have the meaning ascribed to such term in
Section 5.15.

      "Intercompany Term Sheet" means the term sheet that memorializes certain business terms that shall be incorporated in the New ABI Agreement pursuant to
Section 5.15 and other terms of the Plan in the form attached as Exhibit "C" to the Plan.

      "Interest" means any equity interest in the Debtors existing immediately prior to the Effective Date, including without limitation, the Congoleum Interests and the Subsidiary Interests.

      "IRC" means the Internal Revenue Code of 1986, as amended.

      "Joint Venture Agreement" means that certain Joint Venture Agreement, dated as of December 16, 1992, by and among American Biltrite Inc., Resilient Holdings Incorporated, Congoleum, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended by the Closing Agreement, dated as of March 11, 1993, by and among the same parties.

      "Lender Secured Claim" means any Claim of Wachovia arising under or relating to the Existing Credit Agreement, the Existing Subsidiary Guaranty and any related documents.

      "Lien" means, with respect to any asset or property, any properly perfected and unavoidable mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

      "MR" shall have the meaning ascribed to such term in Section 5.14(h).

      "New ABI Agreement" means the agreement to be entered into between Reorganized Congoleum and ABI, which shall be in form and substance mutually agreeable to the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and ABI and consistent with the Intercompany Term Sheet, and which shall govern the relationship between ABI and Reorganized Congoleum upon the Effective Date, thereby superseding any and all Intercompany Agreements and which agreement will be substantially in the form included in the Plan Supplement.

      "New Common Stock" means the newly issued shares of Congoleum common stock, par value $.01 per share, to be issued by Reorganized Congoleum as of the Effective Date pursuant to the terms of the Plan.

      "New Indenture" means the Indenture by and between Congoleum Corporation, as Issuer, and HSBC Bank USA, N.A., as trustee, dated as of the Effective Date relating to the New Senior Notes and which shall be substantially in the form attached as Exhibit "D" to the Plan.

      "New Senior Notes" means the 9.75% Senior Secured Notes to be issued to the holders of Allowed Senior Note Claims by Reorganized Congoleum in the aggregate principal amount of $80 million on the Effective Date and which shall be due and payable on the fifth anniversary of the Effective Date. Interest on the New Senior Notes will be payable semi-annually in cash at the rate of 9.75% per annum. The New Senior Notes will be secured pursuant to liens on all of the assets of Reorganized Congoleum, which liens shall be subordinate in priority only to the liens granted by Reorganized Congoleum under the Exit Facility and pari passu with no other security interests. The New Senior Notes shall be in the form set forth in the New Indenture.

      "Non-Asbestos Stock Distribution" means 49.9% of the New Common Stock.

      "Non-Compensatory Damages" means any and all damages awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, punitory, exemplary, vindictive, imaginary or presumptive damages.

      "Omnibus Avoidance Action" means that certain Adversary Proceeding No. 05-06245 (KCF), which was filed in the Bankruptcy Court on behalf of the Debtors on December 3, 2005, as amended by the filing of a first amended complaint on December 30, 2005 and as it may be further amended.

      "Omnibus Claimant Settlement" means the compromise and settlement among Claimants' Counsel, the Collateral Trustee, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee, the Debtors and persons who hold Asbestos Personal Injury Claims that were liquidated pursuant to or were subject to liquidation pursuant to the Claimant Agreement or a Pre-Petition Settlement Agreement set forth in Section 5.14 which is effected in consideration of the treatment set forth in Section 4.1(g) and the other provisions of Section 5.14.

      "Other Secured Claim" means a Secured Claim arising prior to the Petition Date against any of the Debtors other than a Lender Secured Claim.

      "PBGC" shall have the meaning ascribed to such term in Section 8.4(b).

      "Pension Plans" means, collectively, that certain Congoleum Corporation Hourly Retirement Plan, that certain Congoleum Corporation Retirement Plan for Salaried Employees and that certain Congoleum Corporation Plant 2 Retirement Plan, in each case as the same may be amended from time to time.

      "Person" means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

      "Personal Services Agreement" means that certain Personal Services Agreement dated as of March 11, 1993, by and between ABI and Congoleum and all amendments thereto.

      "Petition Date" means December 31, 2003, the date on which the Debtors filed their petitions for relief commencing the Reorganization Cases.

      "Plan" means this Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and all exhibits and schedules annexed hereto or referenced herein, and any amendments or modifications thereto made in accordance with the Bankruptcy Code.

      "Plan Documents" means the Plan, the Plan Trust Agreement, the TDP, the Exit Facility, the New Senior Notes, the New Indenture, the Registration Rights Agreement, the Amended and Restated Certificate, the Amended and Restated Bylaws, the Put/Call Agreement, the Stockholders Agreement, the New ABI Agreement, and the Insurance Assignment Agreement, and all exhibits and schedules to any of the foregoing, including any included in a Plan Supplement.

      "Plan Proponents" means, collectively, R. Scott Williams, in his capacity as Futures Representative in the Reorganization Cases, the Debtors, the Asbestos Claimants' Committee, and the Bondholders' Committee.

      "Plan Supplement" means the compilation of substantially final forms of documents, including, without limitation, the New ABI Agreement, a schedule identifying rejected contracts, the Exit Facility Commitment Letter or Term Sheet, the Registration Rights Agreement, and schedules identifying the initial officers and the initial board of directors of Reorganized Congoleum, which the Plan Proponents shall file with the Bankruptcy Court no later than ten (10) Business Days prior to the last date for filing objections to Confirmation of the Plan. Notwithstanding the foregoing, the Plan Proponents may amend the Plan Supplement and any attachments thereto through and including the Confirmation Date.

      "Plan Trust" means the trust to be established pursuant to the Plan Trust Agreement and Section 5.1(a) of the Plan as of any date between (and inclusive of) the Confirmation Date and the Effective Date.

      "Plan Trust Agreement" means that certain Congoleum Plan Trust Agreement, effective as of any date between (and inclusive of) the Confirmation Date and the Effective Date, substantially in the form attached hereto as Exhibit "E," as it may be modified from time to time in accordance with the terms thereof.

      "Plan Trust Asbestos Claims" means, collectively, Asbestos Personal Injury Claims, future Demands and Allowed Asbestos Property Damage Claims.

      "Plan Trust Assets" means the assets to be delivered to the Plan Trust pursuant to the Plan Documents and shall include, without limitation, the following assets and any income and profits thereon, and proceeds derived therefrom: (a) the Plan Trust Common Stock; (b) the Asbestos Insurance Rights;
(c) all rights of the Debtors under, and all proceeds of, the Asbestos Insurance Settlement Agreements (except for those certain proceeds of the Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company, which are payable to the Debtors as provided in Section 5.1(q) of the Plan); (d) the proceeds of the Asbestos In-Place Insurance Coverage; (e) the proceeds of the Asbestos Insurance Actions; (f) the proceeds of the Asbestos Insurance Action Recoveries; (g) Plan Trust Bankruptcy Causes of Action; (h) other Causes of Action, other than Bankruptcy Causes of Action, related to Plan Trust Asbestos Claims and Plan Trust Assets (including without limitation the Continued Adversary Proceeding) to the extent not compromised or settled under the Plan;
(i) the rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement; and (j) the Asbestos Property Damage Insurance Rights.

      "Plan Trust Bankruptcy Causes of Action" means all Causes of Action arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors (except for any payments made on account of indemnification or reimbursement rights under the Joint Venture Agreement), which payment or transfer was made in respect of any claim, cause of action or other matter which constitutes or relates to a Plan Trust Asbestos Claim, or which would have constituted or related to a Plan Trust Asbestos Claim had such payment or transfer not been made.

      "Plan Trust Bylaws" means the bylaws as approved by the Plan Trustee, the Trust Advisory Committee and the Futures Representative, effective as of the effective date of the Plan Trust, as may be modified from time to time with the consent and approval of the Plan Trustee, the Trust Advisory Committee and the Futures Representative.

      "Plan Trust Common Stock" means a number of shares of common stock of Reorganized Congoleum constituting 50.1% of the New Common Stock.

      "Plan Trust Documents" means the Plan Trust Agreement, the Plan Trust Bylaws, the TDP and the other agreements, instruments and documents governing the establishment, administration and operation of the Plan Trust, as amended or modified from time to time in accordance with the Plan and such documents.

      "Plan Trust Expenses" means any liabilities, costs, taxes or expenses of, or imposed upon or in respect of, the Plan Trust or, on and after the Effective Date, the Plan Trust Assets (except for payments to holders of Asbestos Claims on account of such Asbestos Claims).

      "Plan Trustee" means the Person appointed pursuant to Article V of the Plan and the Plan Trust Agreement for the purpose of acting as Trustee of the Plan Trust in accordance with the terms and conditions contained in the Plan, the Plan Trust Agreement and the Confirmation Order.

      "Post-Petition Interest" means interest accruing on and after the Petition Date on a Claim.

      "Pre-Petition Asbestos Claimants' Committee" means the unofficial pre-petition committee of representatives of holders of present Asbestos Personal Injury Claims, solely in its capacity as such, which committee consisted of the following representatives of the holders of present Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph Rice, Esquire, Steven Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire.

      "Pre-Petition Settlement Agreement" means a settlement agreement, other than the Claimant Agreement, executed prior to the Petition Date to resolve an Asbestos Personal Injury Claim under which some or all of the consideration due has yet to be paid.

      "Priority Claim" means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under section 507(a) of the Bankruptcy Code.

      "Priority Tax Claim" means any Claim to the extent that such Claim is entitled to a priority in payment under section 507(a)(8) of the Bankruptcy Code.

      "Professional Fee Claim" means a Claim of a professional retained in the Reorganization Cases pursuant to sections 327, 328, and 1103 of the Bankruptcy Code, or otherwise, including such Claims of the Futures Representative and its professionals, for compensation or reimbursement of costs and expenses relating to services rendered on and after the Petition Date and prior to and including the Effective Date.

      "Proof of Claim" means any proof of claim filed with the Bankruptcy Court or its duly appointed claims agent with respect to the Debtors pursuant to Bankruptcy Rule 3001 or 3002.

      "Pro Rata" means with reference to any distribution on account of any Claim in any Class, the proportion that the amount of such Claim bears to the aggregate amount of all Claims (including Disputed Claims but excluding Disallowed Claims) in such Class.

      "Protected Party" means any of the following parties:

            (a) the Released Parties;

            (b) any Entity that, pursuant to the Plan or after the Confirmation Date, becomes a direct or indirect transferee of, or successor to, the Plan Trust or the Debtors;

            (c) Wachovia in its capacity as Lender under the Existing Credit Agreement to the fullest extent permitted by section 524(g)(4) of the Bankruptcy Code;

            (d) the Persons designated on Exhibit "F" (as such Exhibit may be amended on or before the Confirmation Date) as current distributors of the product lines currently manufactured, sold or otherwise produced by Congoleum; or

            (e) each Settling Asbestos Insurance Company.

      "Put/Call Agreement" means that certain put/call agreement among Congoleum, the Backstop Participants and, as of the Effective Date, the Plan Trust, which shall be substantially in the form attached hereto as Exhibit "I".

      "Record Date" means the date established in the Disclosure Statement Approval Order or any other Final Order of the Bankruptcy Court for determining the identity of holders of Claims entitled to vote to accept or reject this Plan and/or receive Distributions under this Plan. If no Record Date is established in the Disclosure Statement Approval Order or any other Final Order of the Bankruptcy Court, then the Record Date shall be the date of the entry of the Disclosure Statement Approval Order.

      "Record Holder" means the holder of a Claim as of the Record Date.

      "Registration Rights Agreement" means the agreement described in Section
5.8 of the Plan.

      "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default,
(i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default; and (iii) compensating the holder of such Claim or Interest for any damages incurred as a result of any legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest.

      "Released Non-Debtor Parties" means (a) the Futures Representative and his Representatives, (b) the Asbestos Claimants' Committee and its Representatives,
(c) the Bondholders' Committee and its Representatives, (d) the Initial Backstop Participants, and (e) the Additional Indemnitees.

      "Released Parties" means each of the Debtors, the Reorganized Debtors, their respective Representatives and the Released Non-Debtor Parties.

      "Reorganization Cases" means the cases filed by the Debtors under Chapter 11 of the Bankruptcy Code.

      "Reorganized Congoleum" means reorganized Congoleum (or any successor thereto) on and after the Effective Date.

      "Reorganized Debtors" means the reorganized Debtors (or any successor thereto) on and after the Effective Date.

      "Representatives" means, with respect to any Entity, the present and former directors, officers, members, employees, trustees, accountants (including independent certified public accountants), advisors, attorneys, consultants, experts or other agents of that Entity, or any other professionals of that Entity, in each case in their capacity as such; provided, however, that in no event shall "Representatives" mean Gilbert Randolph LLP (formerly known as Gilbert Heintz & Randolph LLP) or Kenesis Group, LLC.

      "Schedules" means the schedules, statements and lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if such documents are filed, as they have been and may be amended or supplemented from time to time.

      "Scope of Continued Adversary Proceeding" shall have the meaning ascribed to such term in Section 5.14(e)(i).

      "Sealed Avoidance Action" means that certain Adversary Proceeding No. 05-06461 (KCF), as it may be amended, which was filed under seal in the Bankruptcy Court on behalf of the Debtors on December 29, 2005, against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; (b) Joseph F. Rice and the law firm of Motley Rice LLC; (c) Perry Weitz and the law firm of Weitz & Luxenberg, P.C.; and (d) certain holders of pre-petition Asbestos Personal Injury Claims.

      "Secured Claim" means any Claim (other than an Asbestos Claim) that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value, net of any senior lien, of the Estates' interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

      "Security Agreement" means that certain Superseding Security Agreement entered into by Congoleum and the Collateral Trustee, dated June 11, 2003, as the same may be amended from time to time.

      "Senior Note Claim" means any Claim of a holder of Senior Notes based upon the Senior Notes.

      "Senior Note Distribution" means the Non-Asbestos Stock Distribution and the New Senior Notes.

      "Senior Notes" means the 8.625% Senior Notes Due 2008 issued by Congoleum and outstanding as of the Petition Date.

      "Settled Claimant" means a person whose Asbestos Personal Injury Claim was liquidated pursuant to or was subject to liquidation pursuant to the Claimant Agreement or a Pre-Petition Settlement Agreement, as the case may be (other than such persons whose claims have been previously expunged by order of the Bankruptcy Court, it being understood that defendants in the Omnibus Avoidance Action against whom a default or default judgment has been granted shall not be considered to have had their claims expunged).

      "Settled Claimant with Litigation Rights" means a Settled Claimant who has elected, in accordance with the Omnibus Claimant Settlement, to litigate its right to be paid the amount at which its Asbestos Personal Injury Claim was liquidated pursuant to its Pre-Petition Settlement Agreement. If a Settled Claimant with Litigation Rights revokes its election to litigate pursuant to the provisions of the Omnibus Claimant Settlement, such person shall thereupon cease to be a Settled Claimant with Litigation Rights.

      "Settlement and Buyback Agreement" means that certain Settlement and Buyback Agreement dated as of August 17, 2006 among the Debtors, Century Indemnity Company and the other parties thereto.

      "Settlement Plan" shall have the meaning ascribed to such term in Section 5.14(c)(i).

      "Settling Asbestos Insurance Company" means any Asbestos Insurance Company that has, before the conclusion of the Confirmation Hearing before the United States Bankruptcy Court for the District of New Jersey, entered into an Asbestos Insurance Settlement Agreement that is sufficiently comprehensive and otherwise on terms appropriate in the determination of each of the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee to warrant treatment under section 524(g) of the Bankruptcy Code (including, with respect to any Asbestos Insurance Settlement Agreement that is conditioned in whole or in part on a plan of reorganization proposed by the Debtors, an agreement from such Settling Asbestos Insurance Company in writing, in a form reasonably acceptable to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee that all conditions to its performance under its Asbestos Insurance Settlement Agreement based on or related to a plan proposed by the Debtors is satisfied in full by this Plan), which determination by the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee will be indicated by the inclusion of such Asbestos Insurance Company on a schedule of Settling Asbestos Insurance Companies filed by the Plan Proponents as Exhibit "H" to the Plan with such United States Bankruptcy Court before the conclusion of the Confirmation Hearing before such United States Bankruptcy Court and approved by such United States Bankruptcy Court.

      "Stockholders Agreement" means that certain stockholders agreement described in Section 5.9 of this Plan, which shall be substantially in the form attached hereto as Exhibit "L".

      "Subsidiary Debtors" means, collectively, Congoleum Sales, Inc. and Congoleum Fiscal, Inc.

      "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors as of the Petition Date and any options, warrants or other contractual rights to acquire any shares of stock of the Subsidiary Debtors as of the Petition Date.

      "Substantial Contribution Claim" shall have the meaning ascribed to such term in Section 3.4.

      "Tax Sharing Agreement" means that certain Tax Sharing Agreement, dated as of November 1, 1996, by and between ABI and Congoleum.

      "TDP" means the trust distribution procedures for the Plan Trust, substantially in the form attached as Exhibit "G" to the Plan, as it may be modified from time to time in accordance with the terms of the TDP and the Plan Trust Agreement.

      "Trust Advisory Committee" or "TAC" means a Trust Advisory Committee to be formed to represent all holders of Asbestos Personal Injury Claims to advise the Plan Trustee and to approve and consent to certain actions as specified herein and in the Plan Trust Agreement, solely in its capacity as such.

      "United States Trustee" means the Office of the United States Trustee for Region 3.

      "Unimpaired" means, with reference to a Claim or Interest, unimpaired within the meaning of section 1124 of the Bankruptcy Code.

      "Unpaid Intercompany Amounts" means the following intercompany payables, to the extent such payables arise following the Petition Date, are evidenced by invoices or other appropriate supporting documentation and remain unpaid as of the Effective Date: (i) payments due under the Personal Services Agreement, (ii) payments due for purchases of urethane or other products sold intercompany under the Business Relations Agreement, dated as of March 11, 1993, as amended, (iii) payments due under the Canadian Tile exclusivity agreement under the Business Relations Agreement, dated as of March 11, 1993, as amended, (iv) royalty payments due under the non-pvc license agreement dated January 1, 2006, (v) payments due under intercompany personal computing, desktop and voice and data system support and other information technology services agreements between ABI and the Debtors, (vi) payments due for items purchased by ABI and/or an ABI subsidiary for a Debtor and/or Debtor subsidiary, or purchased by a Debtor and/or a Debtor subsidiary for ABI and/or an ABI subsidiary, or purchased jointly by any of them and (vii) intercompany payments due as reimbursement of reasonable and necessary travel expenses incurred (whether by ABI or an ABI subsidary, or a Debtor or a Debtor subsidiary) in connection with ABI personnel providing management services to any of the Debtors.

      "Voting Agent" means Logan & Company, Inc.

      "Wachovia" shall mean Wachovia Bank, National Association, successor by merger to Congress Financial Corporation.

      "WL" shall have the meaning ascribed to such term in Section 5.14(h).

      "Workers' Compensation Claim" means any Claim (a) for benefits under a state-mandated workers' compensation system, that a past, present, or future employee of the Debtors and their predecessors is receiving, or may in the future have a right to receive, and/or (b) for reimbursement brought by any insurance company as a result of payments made to or for the benefit of such employees and fees and expenses incurred under any insurance policies covering such employee claims.

      1.3 Rules of Interpretation: Application of Definitions, Rules of Construction, and Computation of Time. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine and neuter. For purposes of the Plan: (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the document shall be substantially in that form or substantially on those terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means the document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Schedules, and Exhibits are references to sections, schedules, and exhibits of or to the Plan. Unless otherwise specified, the words "herein," "hereof," "hereto," "hereunder," and other words of similar meaning refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not expand, limit, or otherwise affect the provisions of the Plan. Unless otherwise indicated herein, all references to dollars are to United States dollars. Unless otherwise expressly provided herein, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

      1.4 Exhibits and Schedules. All exhibits and schedules are incorporated into and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      2.1 Generally. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. Solely for voting purposes, Claims against each Estate are classified as Claims against the Estates as a whole.

      2.2 Unclassified Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes set forth in Section 2.3 of the Plan. The treatment accorded Administrative Claims and Priority Tax Claims is set forth in Article III of the Plan.

      2.3 Classes. In accordance with section 1122 of the Bankruptcy Code, the following constitute the Classes of Claims against and Interests in the Debtors:

            (a) Class 1 - Priority Claims. Class 1 consists of all Priority Claims. Class 1 is Unimpaired.

            (b) Class 2 - Lender Secured Claims. Class 2 consists of the Lender Secured Claims. Class 2 is Unimpaired.

            (c) Class 3 - Other Secured Claims. Class 3 consists of all Other Secured Claims, each of which will be within a separate subclass, with each such subclass to be deemed a separate Class for all purposes. Class 3 is (or these subclasses are) Unimpaired.

            (d) Class 4 - Senior Note Claims. Class 4 consists of all Senior Note Claims. Class 4 is Impaired.

            (e) Class 5 - Workers' Compensation Claims. Class 5 consists of all Workers' Compensation Claims. Class 5 is Unimpaired.

            (f) Class 6 - ABI Claims. Class 6 consists of all ABI Claims. Class 6 is Impaired.

            (g) Class 7 - Asbestos Personal Injury Claims. Class 7 consists of all Asbestos Personal Injury Claims, which is divided into two separate subclasses: Class 7A consists of all Asbestos Personal Injury Claims, including the restored Asbestos Personal Injury Claims of Settled Claimants (other than Settled Claimants with Litigation Rights), and Class 7B consists of all previously liquidated Asbestos Personal Injury Claims held by Settled Claimants with Litigation Rights. Class 7 is Impaired.

            (h) Class 8 - Asbestos Property Damage Claims. Class 8 consists of all Asbestos Property Damage Claims. Class 8 is Impaired.

            (i) Class 9 - General Unsecured Claims. Class 9 consists of all General Unsecured Claims. Class 9 is Unimpaired.

            (j) Class 10 - Congoleum Interests. Class 10 consists of all Congoleum Interests. Class 10 is Impaired.

            (k) Class 11 - Subsidiary Interests. Class 11 consists of all Subsidiary Interests. Class 11 is Unimpaired.

                                  ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

      3.1 Summary. Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, this Plan. Similarly, Substantial Contribution Claims are not classified for purposes of voting on, or receiving Distributions under, this Plan. Holders of such Claims are not entitled to vote on this Plan. All such Claims are instead treated separately in accordance with this Article III and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code.

      3.2 Administrative Claims. On the Distribution Date, each holder of an Allowed Administrative Claim, except as otherwise provided for herein, and subject to the requirements of Section 13.14 of the Plan, shall receive, in full satisfaction, settlement, release, extinguishment, and discharge of such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors, whether or not incurred in the ordinary course of business, shall be paid by Reorganized Congoleum in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

      3.3 Priority Tax Claims. On the Distribution Date, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim,
(a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (c) at Reorganized Congoleum's sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

      3.4 Substantial Contribution Claims. Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Effective Date and serve such application on counsel for the Debtors, counsel for the Futures Representative, counsel for the Asbestos Claimants' Committee, counsel for the Bondholders' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims shall be paid by Reorganized Congoleum within sixty (60) days of allowance by the Bankruptcy Court.

                                   ARTICLE IV

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

      4.1 Claims and Interests.

            (a) Class 1 - Priority Claims. On the Distribution Date, each holder of an Allowed Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, either (i) the Allowed Amount of its Priority Claim, in Cash, or (ii) such different treatment as may be agreed to by such holder and Reorganized Congoleum. Class 1 is Unimpaired and the holders of Class 1 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (b) Class 2 - Lender Secured Claims. The Lender Secured Claim shall be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia shall be released from any and all liabilities and causes of action in accordance with the Final Order (1) Authorizing Debtors' Use of Cash Collateral, (2) Authorizing Debtors to Obtain Post-Petition Financing,
(3) Granting Senior Liens and Priority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss.105 and 364(c), (4) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss.362, and (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation [docket no. 435](the "Financing Order"). Nothing herein requires that Wachovia permit the use of collateral, including cash collateral, or finance the Debtors after the Effective Date other than with Wachovia's prior written consent. Class 2 is Unimpaired and the holder of the Class 2 Claim is deemed to have accepted the Plan and, accordingly, is not required to vote on the Plan. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order, or otherwise, the Obligations under and as defined in the Existing Credit Agreement (as the same has heretofore been or may hereafter be amended, modified, ratified, restated, extended, renewed or replaced) and all the rights, claims, liens and priorities and other protections provided to Wachovia shall survive the Confirmation Date and continue in full force and effect in accordance with the terms and conditions of the Financing Order and the Existing Credit Agreement.

            (c) Class 3 - Other Secured Claims. Each holder of an Allowed Other Secured Claim shall receive one of the following three treatments at Reorganized Congoleum's sole option: (i) retain unaltered the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim shall be Reinstated on the Effective Date, (ii) the Debtors shall surrender all collateral securing such Claim to the holder thereof, in full satisfaction of such holder's Allowed Class 3 Claim, without representation or warranty by, or recourse against, the Debtors or Reorganized Congoleum or (iii) such holder shall be otherwise treated in a manner so that such Claim shall be rendered Unimpaired. Class 3 is Unimpaired and the holders of Class 3 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (d) Class 4 - Senior Note Claims. Senior Note Claims shall be Allowed in an aggregate amount equal to at least $103,593,750.00, which shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination, counterclaims, defenses, disallowance, impairment or any other challenges under applicable law or regulation by any person or entity. On the Distribution Date, each holder of an Allowed Senior Note Claim shall receive, in full satisfaction of its Senior Note Claim, its Pro Rata share of each of the securities included in the Senior Note Distribution. In addition, any holder of an Allowed Senior Note Claim who is an Eligible Holder shall have the right to become an Additional Backstop Participant (as defined in the Put/Call Agreement) with respect to the Put/Call Agreement in the manner described therein. Class 4 is Impaired and holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

            (e) Class 5 - Workers' Compensation Claims. Each holder of an Allowed Workers' Compensation Claim shall be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 5 is Unimpaired and the holders of Class 5 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (f) Class 6 - ABI Claims. Pursuant to and in consideration of the Intercompany Settlement and Section 5.15 and other terms of the Plan, on the Effective Date all Intercompany Agreements shall be rejected and all ABI Claims, including without limitation any ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the Plan), shall be deemed Disallowed and expunged. Class 6 is Impaired and the holder of the Class 6 Claims is entitled to vote to accept or reject the Plan.

            (g) Class 7 - Asbestos Personal Injury Claims.

                  (i) As of the Effective Date, all liability for all Asbestos Personal Injury Claims (which includes all Claims in Class 7A and all Claims in Class 7B) as well as liability for all future Demands shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Asbestos Personal Injury Claim and future Demand shall be resolved pursuant to the Plan Trust Agreement and the TDP. The TDP shall apply to all holders of Asbestos Personal Injury Claims and future Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages.

                  (ii) As of the Effective Date, all Settled Claimants in Class 7A (that is, other than Settled Claimants with Litigation Rights), pursuant to the Omnibus Claimant Settlement, will have been restored to status quo ante at the time they entered into their Pre-Petition Settlement Agreement or the Claimant Agreement, respectively, and shall be treated by the Plan Trust as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all other Asbestos Personal Injury Claims in Class 7A. Settled Claimants in Class 7A shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimants will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements).

                  (iii) All Settled Claimants with Litigation Rights in Class 7B have elected, in accordance with the Omnibus Claimant Settlement, to seek declaratory judgment that the liquidated amounts under their Pre-Petition Settlement Agreements may be recognized and treated in a plan of reorganization pursuant to Bankruptcy Code ss. 524(g). Settled Claimants with Litigation Rights will be treated by the Plan Trust as follows:

                        o Alternative A: If a Final Order in connection with the Continued Adversary Proceeding determines that ass.524(g) plan may not treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Settled Claimants with Litigation Rights have agreed and are deemed to voluntarily release any and all rights in their Pre-Petition Settlement Agreements and they (A) shall be restored to their status quo ante at the time they entered into their Pre-Petition Settlement Agreements, and shall be treated as holding unliquidated Asbestos Personal Injury Claims under applicable federal or state law which shall be resolved pursuant to the Plan Trust Agreement and the TDP in the same manner as all Asbestos Personal Injury Claims in Class 7A and (B) shall receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (i.e. it is understood that any such Settled Claimants with Litigation Rights will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure and other requirements); or

                        o Alternative B: If a Final Order in connection with the Continued Adversary Proceeding determines that ass.524(g) plan may treat Settled Claimants with Litigation Rights in accordance with their liquidated pre-petition settlement amounts, then such Final Order shall be deemed incorporated into the Plan and Settled Claimants with Litigation Rights shall be entitled to assert a claim under the TDP for the amount for which their Asbestos Personal Injury Claims were settled pre-petition and shall be paid pursuant to the TDP procedures (including application of the Payment Percentage (as defined in the TDP) to such settled amounts).

                  (iv) Class 7 (including each of its subclasses) is Impaired. Holders of Class 7A Claims and holders of Class 7B Claims are entitled to vote with respect to the Plan.

            (h) Class 8 - Asbestos Property Damage Claims. As of the Effective Date, all liability for all Allowed Asbestos Property Damage Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Allowed Asbestos Property Damage Claim shall be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan Trust Agreement. After the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted or transferred therefrom in accordance with the Plan Trust Agreement, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date shall be deemed Disallowed. Class 8 is Impaired and the holders of Class 8 Claims are entitled to vote to accept or reject the Plan.

            (i) Class 9 - General Unsecured Claims. On the Distribution Date, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, either (i) the Allowed Amount of its General Unsecured Claim, in Cash, or (ii) such different treatment as may be agreed to by such holder and Reorganized Congoleum. Class 9 is Unimpaired and the holders of Class 9 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (j) Class 10 - Congoleum Interests. On the Effective Date, the Congoleum Interests shall be cancelled, the holders of the Congoleum Interests shall retain and receive nothing on account of such Interests. Class 10 is Impaired and the holders of Class 10 Congoleum Interests are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Court, and accordingly, their votes are not being solicited.

            (k) Class 11 - Subsidiary Interests. On the Effective Date, the holder of the Subsidiary Interests shall retain such Subsidiary Interests. Class 11 is Unimpaired and the holder of Class 11 Subsidiary Interests is deemed to have accepted the Plan, and accordingly, is not entitled to vote on the Plan.

      4.2 Reservation of Rights Regarding Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or Reorganized Congoleum's rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Except as otherwise explicitly provided in the Plan, nothing shall affect any of the Plan Trust's rights and defenses, both legal and equitable, with respect to any Asbestos Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                   ARTICLE V

                           IMPLEMENTATION OF THE PLAN

      5.1 The Plan Trust.

            (a) Establishment and Purpose of the Plan Trust. On or prior to the Effective Date, the Plan Trust shall be established in accordance with the Plan Trust Agreement. The Plan Trust shall be a "qualified settlement fund" within the meaning of section 468B of the IRC and the Treasury Regulations promulgated thereunder. The purpose of the Plan Trust shall be to, among other things: (i) pay all Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement, the TDP and the Confirmation Order; (ii) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP; (iii) prosecute, settle and manage the disposition of the Asbestos In-Place Insurance Coverage; and (iv) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions.

            (b) Funding and Receipt of Plan Trust Assets. On the Effective Date, Reorganized Congoleum shall issue the Plan Trust Common Stock to the Plan Trust in accordance with the Plan and all Plan Trust Assets shall be transferred to, vested in, and assumed by, the Plan Trust free and clear of all Claims, Liens and encumbrances; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets shall be transferred to, vested in, and assumed by the Plan Trust free and clear of Claims, Liens and encumbrances, as soon as practicable after the Effective Date.

            (c) Insurance Assignment Agreement. On the Effective Date, the Debtors shall deliver the Insurance Assignment Agreement attached hereto as Exhibit "B" Such agreement shall be valid, binding and enforceable. The Insurance Assignment Agreement shall transfer claims and rights set forth therein as Debtors may have, subject to any and all Asbestos Insurer Coverage Defenses.

            (d) Creation of Asbestos Property Damage Claim Sub-Account. On the Effective Date, the Plan Trust shall cause the Asbestos Property Damage Insurance Rights and any proceeds thereof, including $1.2 million from the proceeds of that certain settlement agreement between the Debtors and Liberty Mutual Insurance Company approved by the Bankruptcy Court by order dated July 30, 2004, to be held in the Asbestos Property Damage Claim Sub-Account. In accordance with the terms of the Plan Trust Agreement, the Plan Trustee shall be permitted to transfer monies from the Asbestos Property Damage Claim Sub-Account to the Asbestos Personal Injury Claim Sub-Account, from time to time, to the extent that the funds in the Asbestos Property Damage Claim Sub-Account exceed the aggregate amount of all unpaid Asbestos Property Damage Claims that have been filed prior to the Asbestos Property Damage Claim Bar Date, and a reasonable reserve for Plan Trust Expenses and indemnification costs or expenses, in either case, related to Asbestos Property Damage Claims.

            (e) Assumption of Liabilities by the Plan Trust. On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims shall be transferred to the Plan Trust as set forth herein and the Plan Trustee, on behalf of the Plan Trust, shall expressly assume all liability for all Plan Trust Asbestos Claims and Demands as set forth herein, subject to the provisions of the Plan Trust Agreement. With the exception of the liabilities identified hereinabove in this Section 5.1(e), in no event shall the Plan Trust assume any of the liabilities, obligations or responsibilities of the Debtors or Reorganized Congoleum.

            (f) Discharge of Liabilities to Holders of Asbestos Claims. Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in, and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan shall, among other things, discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

            (g) TDP. From and after the Effective Date, the Plan Trust shall pay the Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP. The Plan Trustee shall have the power to administer, amend, supplement or modify the TDP in accordance with the terms thereof.

            (h) Payment of Allowed Asbestos Property Damage Claims. From and after the Effective Date, the Plan Trust shall cause the payment of Allowed Asbestos Property Damage Claims from the Asbestos Property Damage Claim Sub-Account in accordance with the Plan Trust Agreement, provided, however that once the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims.

            (i) Excess Plan Trust Assets. To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets shall be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which tax-exempt organization is to be determined by the Plan Trustee; provided, however, that the purpose thereof, if practicable, shall be related to the treatment of, research on or the relief of suffering of individuals suffering from asbestos-related lung disorders.

            (j) Plan Trust Expenses. The Plan Trust shall pay all Plan Trust Expenses from the Plan Trust Assets in accordance with the Plan Trust Agreement. Neither the Debtors, the Reorganized Debtors, nor their Affiliates shall have any obligation to pay any Plan Trust Expenses. The Plan Trustee, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.

            (k) Appointment of the Initial Plan Trustee. Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial Plan Trustee to serve as Plan Trustee in accordance with the Plan Trust Agreement. The Plan Trustee shall be designated no later than thirty (30) days prior to the Confirmation Hearing and shall be mutually acceptable to the Asbestos Claimants' Committee and the Futures Representative. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustee shall be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustee shall be the "administrator" of the Plan Trust as that term is used in Treas. Reg. Section 1.468B-2(k)(3).

            (l) The Futures Representative. Effective as of the Effective Date, the Bankruptcy Court shall appoint a Person to serve as the Futures Representative from and after the Effective Date pursuant to the terms of the Plan Trust Agreement and who shall have the functions and rights provided in the Plan Trust Documents.

            (m) Appointment of Trust Advisory Committee Members. Effective as of the Effective Date, the Bankruptcy Court shall appoint five initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

            (n) Institution and Maintenance of Legal and Other Proceedings. As of the Effective Date, the Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Plan Trust, including without limitation the Continued Adversary Proceeding, in each case to the extent not adjudicated, compromised or settled prior to the Effective Date. The Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors and/or Reorganized Congoleum if deemed necessary or appropriate by the Plan Trustee. Except as otherwise provided by law or agreement, the Plan Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to the Effective Date arising from or associated with any legal action or other proceeding brought pursuant to this Section 5.1(n) and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of insurance proceeds by the Plan Trust. Without in any way limiting the foregoing and subject to any Asbestos Insurer Coverage Defenses, the Plan Trust shall be empowered to elect to (or not to), initiate, prosecute, defend, settle, and resolve all Plan Trust Bankruptcy Causes of Action, Asbestos Insurance Actions and Direct Actions, and to maintain, administer, preserve, or pursue the Asbestos-In-Place Insurance Coverage, the Asbestos Insurance Action Recoveries, Asbestos Insurance Rights, the Asbestos Insurance Policies and rights under the Asbestos Insurance Settlement Agreements.

            (o) Preservation of Insurance Claims. The discharge and releases provided herein, and the injunctive protection provided to the Debtors, the Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands as provided herein, shall neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies by any Entity except
(i) to the extent that any such Asbestos Insurance Company is also a Settling Asbestos Insurance Company or (ii) that all Asbestos Insurer Coverage Defenses are preserved.

            (p) Indemnification by the Plan Trust. As and to the extent provided in the Plan Trust Agreement, the Plan Trust shall indemnify and hold harmless each of the Debtors, the Reorganized Debtors, the Plan Trustee, any officer and employee of the Plan Trust, the Futures Representative, each member of the TAC and, with respect to each of the foregoing, their respective past, present and future Representatives.

            (q) Coverage Costs. Notwithstanding anything in the Plan to the contrary, Coverage Costs shall be paid to Reorganized Congoleum in accordance with the terms of that certain settlement agreement with Liberty Mutual Insurance Company, which was approved by the Bankruptcy Court by an Order dated June 29, 2004.

      5.2 Certain Mergers. On the Effective Date, the Subsidiary Debtors shall merge with and into Congoleum, with Reorganized Congoleum as the sole surviving corporation.

      5.3 The Amended and Restated Certificate and the Amended and Restated Bylaws. The Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum shall be in form and substance acceptable to Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee and shall be consistent with the provisions of the Plan and the Bankruptcy Code. The Amended and Restated Certificate shall, among other things (a) authorize the issuance of New Common Stock pursuant to Section 5.7 of the Plan, and (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting common equity securities. The Amended and Restated Bylaws and the Amended and Restated Certificate of Reorganized Congoleum shall be substantially in the form attached hereto as Exhibits "J" and "K", respectively.

      5.4 Directors and Officers of Reorganized Congoleum. The initial board of directors of Reorganized Congoleum shall consist of five (5) directors. One of such directors shall be selected by the Bondholders' Committee, one of such directors shall be selected by a majority in amount of the Initial Backstop Participants, two of such directors shall be selected jointly by the Futures Representative and the Asbestos Claimants' Committee, and one of such directors shall be Reorganized Congoleum's chief executive officer. The identity of such directors shall be disclosed by the Plan Proponents in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed prior to the Confirmation Hearing. Each of the Persons on the initial board of directors of Reorganized Congoleum shall serve in accordance with the Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum, as the same may be amended from time to time. Subsequently, Reorganized Congoleum's board of directors shall be elected in accordance with Reorganized Congoleum's governing documents.

      The initial officers of Reorganized Congoleum shall be set forth in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed at such time. The initial officers shall serve in accordance with the Amended and Restated Certificate and the Amended and Restated Bylaws of Reorganized Congoleum, as the same may be amended from time to time.

      5.5 Cancellation of Existing Securities and Agreements of the Debtors/Discharge of the Indenture Trustee. Except as set forth in the Plan, upon the Effective Date, the Existing Securities shall be cancelled and the holders thereof shall have no further rights or entitlements in respect thereof against the Debtors except the right to receive any Distributions to be made to such holders under the Plan. To the extent possible, Distributions to be made under the Plan to the beneficial owners of the Senior Notes shall be made through the Depository Trust Company and its participants. The Confirmation

Order shall authorize and direct the Indenture Trustee to take whatever action may be necessary or appropriate, in its reasonable discretion, to deliver the Distributions, including, without limitation, obtaining an order of the Bankruptcy Court. On the Effective Date, the Indenture Trustee and its agents shall be discharged of all their obligations associated with (i) the Senior Notes, (ii) the Indenture, and (iii) any related documents, and released from all Claims arising in the Reorganization Cases. As of the Effective Date, the Indenture shall be deemed fully satisfied and cancelled, except that such cancellation shall not impair the rights of the holders of the Senior Notes to receive Distributions under the Plan.

      5.6 Exit Facility. On the Effective Date, Reorganized Congoleum shall obtain exit financing consistent with the terms and conditions set forth in the Exit Facility Commitment Letter or Term Sheet, which shall be filed as part of the Plan Supplement, from the Exit Facility Lenders.

      5.7 Issuance of New Securities and Debt Instruments.

      (a)   New Common Stock

      On the Effective Date, Reorganized Congoleum shall issue the New Common Stock pursuant to the Plan. The Amended and Restated Certificate sets forth the rights and preferences of the New Common Stock. The New Common Stock shall be issued subject to the Stockholders Agreement described below.

      (b)   New Senior Notes

      On the Effective Date, Reorganized Congoleum shall issue $80 million in aggregate principal amount of 9.75% New Senior Notes, which shall mature on the fifth anniversary of the Effective Date. The New Senior Notes shall be governed by the terms and conditions set forth in the New Indenture.

      5.8 Registration Rights Agreement. In the event the board of directors of Reorganized Congoleum determines in its discretion to register any of the New Common Stock with the Securities and Exchange Commission, or if Reorganized Congoleum is required under the Stockholders Agreement or applicable securities laws to register any of the New Common Stock with the Securities and Exchange Commission, any Person receiving Distributions of the New Common Stock issued on the Effective Date that is not entitled to an exemption from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of the New Common Stock is otherwise restricted under the securities laws, shall be entitled to become a party to the Registration Rights Agreement. The Registration Rights Agreement shall be satisfactory in form and substance to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee, a substantially similar form of which will be contained in the Plan Supplement.

      5.9 Stockholders Agreement. On the Effective Date, the Stockholders Agreement will be adopted by Reorganized Congoleum and be binding upon all holders of New Common Stock. All holders of New Common Stock will be subject to the Stockholders Agreement which will, among other things, govern the access each holder of New Common Stock shall have to information with respect to Reorganized Congoleum and the ability to transfer such holder's New Common

Stock. Each certificate representing share(s) of New Common Stock shall bear a legend indicating that the New Common Stock is subject to the Stockholders Agreement. The Stockholders Agreement will be effective as of the Effective Date. The Stockholders Agreement shall be satisfactory in form and substance to the Futures Representative, the Bondholders' Committee, the Ad Hoc Bondholders Committee, the Debtors and the Asbestos Claimants' Committee, a substantially similar form of which is attached hereto as Exhibit "L".

      5.10 Effectuating Documents/Further Transactions. Each of the Debtors (subject to the consent of the Futures Representative, the Bondholders' Committee and the Asbestos Claimants' Committee) and Reorganized Congoleum, and their respective officers and designees, is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be requested by the Plan Proponents, or as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan, the Exit Facility, or any other Plan Document, or to otherwise comply with applicable law.

      5.11 Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from a Debtor to Reorganized Congoleum or to any other Person or Entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

      5.12 Section 346 Injunction. In accordance with section 346 of the Bankruptcy Code for the purposes of any state or local law imposing a tax, income will not be realized by the Estates, the Debtors or the Reorganized Debtors by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against the Debtors or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under the Plan.

      5.13 Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Congoleum, or any corporate action to be taken by, or required of the Debtors or Reorganized Congoleum shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities.

      5.14 Omnibus Claimant Settlement.

            (a) Omnibus Claimant Settlement Generally. The Plan implements a compromise and settlement with respect to each person whose Asbestos Personal Injury Claim was liquidated pursuant to or was subject to liquidation pursuant to the Claimant Agreement or a Pre-Petition Settlement Agreement, as the case may be, and the Omnibus Claimant Settlement shall be binding on such persons, Claimants' Counsel, the Collateral Trustee, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee, the Debtors, the Reorganized Debtors, and the Plan Trust provided that the Omnibus Claimant Settlement is approved by the Bankruptcy Court. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan constitutes a motion for approval of, and the Confirmation Order shall constitute Bankruptcy Court approval of, the Omnibus Claimant Settlement. Upon Confirmation of the Plan, all Settled Claimants in Class 7A and all Settled Claimants with Litigation Rights in Class 7B shall receive the respective treatment described in Section 4.1(g) and be bound by the Plan, including the Omnibus Claimant Settlement, even where such holder did not vote with respect to, or voted to reject, the Plan. Claimants' Counsel agree that they shall undertake to contact legal counsel for Settled Claimants who are represented by other attorneys and to recommend that such Settled Claimants vote in favor of the Plan and thus accept the Omnibus Claimant Settlement. The decision to vote for or against the Plan, however, shall rest with the individual Settled Claimants and their counsel.

            (b) Settlement Election and Voting. Each Settled Claimant that is a party to a Pre-Petition Settlement Agreement will be entitled to elect to be treated in the Omnibus Claimant Settlement as (i) a Settled Claimant, or (ii) a Settled Claimant with Litigation Rights. A Settled Claimant that is a party to a Pre-Petition Settlement Agreement shall only be entitled to be treated as a Settled Claimant with Litigation Rights if such Settled Claimant votes in favor of the Plan and elects on its ballot to be treated as a Settled Claimant with Litigation Rights. All other Settled Claimants, including all Settled Claimants party to a Pre-Petition Settlement Agreement who did not vote or did not make an election on their ballots to be treated as a Settled Claimant with Litigation Rights or who voted against the Plan, shall be bound to the Plan and shall be deemed to be Settled Claimants in Class 7A. Settled Claimants party to a Pre-Petition Settlement Agreement who elect on their ballot to participate in the Omnibus Claimant Settlement as Settled Claimants with Litigation Rights shall be entitled at any time after such ballot to revoke such election and thereupon shall be entitled to participate as a Settled Claimant. The ballots for voting with respect to the Plan shall also indicate that a vote accepting the Plan by any Settled Claimant shall operate to grant the releases by such Settled Claimant as contemplated herein as of the Effective Date. Voting procedures with respect to Class 7A and Class 7B shall be satisfactory to the Debtors, the Asbestos Claimants' Committee, Claimants' Counsel, the Futures Representative, the Bondholders' Committee and the Collateral Trustee.

            (c) Dismissals and Releases. The following dismissals and releases shall be implemented as part of the Omnibus Claimant Settlement:

                  (i) The Debtors, Bondholders' Committee and Futures Representative will dismiss with prejudice any and all claims asserted in the Avoidance Actions. The Debtors will further release all defendants in the Avoidance Actions from all claims made in the Avoidance Actions and all claims tolled pursuant to the order of the Bankruptcy Court in the Avoidance Actions. The defendants in the Avoidance Actions will dismiss with prejudice any and all counterclaims in the Avoidance Actions and release the Debtors from such claims except that the Settled Claimants with Litigation Rights may pursue the Scope of

Continued Adversary Proceeding in the Continued Adversary Proceeding. As a condition precedent, the dismissals and releases referred to in this Section 5.14(c)(i) are subject to Confirmation of the Settlement Plan, which shall contain the provisions of this Section 5.14, the treatment set forth in Section 4.1(g) and the condition set forth in Section 10.2(l) in each case in the form filed with the Bankruptcy Court on February 5, 2008 (the Plan with provisions in such form or in such other form as shall be agreed to by the Futures Representative, the Bondholders' Committee, the Debtors, the Asbestos Claimants' Committee, the Collateral Trustee and Claimants' Counsel is referred to herein as the "Settlement Plan") and such dismissals shall be effective as of the Effective Date of the Settlement Plan, and if the Effective Date of the Settlement Plan does not occur, the Debtors, the Bondholders' Committee, and/or the Futures Representative may prosecute any and all such claims and the defendants in the Avoidance Action may prosecute their counterclaims. All of the defendants in the Avoidance Actions, Claimants' Counsel, the Collateral Trustee, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee and the Debtors agree to a stay of such proceedings, other than the Scope of Continued Adversary Proceeding, and to a further tolling of all causes of action that could be asserted by the Debtors against the defendants in the Avoidance Actions until sixty (60) days after the Effective Date.

                  (ii) Effective as of the Effective Date, each of the Settled Claimants, Claimants' Counsel, the Collateral Trustee, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee, the Debtors and Reorganized Congoleum (i) hereby release each other from any and all claims arising out of or related to the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement, including any claims related to the negotiation, execution, implementation or enforcement thereof, and (ii) hereby further release each other from any and all claims arising out of or related to the Pre-Petition Settlement Agreements, including any claims related to the negotiation, execution, implementation or enforcement thereof, except that Settled Claimants with Litigation Rights shall retain any and all rights to the Pre-Petition Settlement Agreements only with respect to the liquidated settlement amounts and as otherwise set forth under the Omnibus Claimant Settlement and the Debtors and the Plan Trust shall retain any and all rights with respect to the issues to be litigated in the Continued Adversary Proceeding.

                  (iii) Nothing in this Section 5.14 shall in any way operate to release or affect the underlying asbestos-related tort claim of any Settled Claimant. The release to Claimant's Counsel in this Section 5.14 relates, and arises out of, their role as Claimant's Counsel, but extends to them individually as well as in their capacity as Claimant's Counsel.

                  (iv) The Asbestos Claimants' Committee shall terminate its appeal with respect to the Bankruptcy Court's summary judgment decision on the Tenth Modified Joint Plan of Reorganization of Congoleum Corporation, et al., and the Asbestos Claimants' Committee, however, such termination of the appeal shall not have the effect of res judicata, collateral estoppel, law of the case, or any similar theory with regard to the issues to be litigated in the Continued Adversary Proceeding. With respect to any appeal by the Debtors, Bondholders' Committee and/or Futures Representative of the Bankruptcy Court's summary judgment order dated January 24, 2008 (concerning Counts XVII, XVIII, XIX, and XX in the Omnibus Avoidance Action), the defendants therein consent to a stay of such appeal until sixty (60) days after the Effective Date, but otherwise do not waive any rights with regard thereto, and such appeal shall be terminated within sixty (60) days following the Effective Date. The defendants in the Omnibus Avoidance Action do not agree, however, that such order is an appealable final order, and therefore do not agree that any such appeal would be properly taken.

In such regard, if the Debtors, Bondholders' Committee and/or Futures Representative appeal such order, then the defendants in the Omnibus Avoidance Action intend to, out of an abundance of caution, cross-appeal the Bankruptcy Court's order dated August 27, 2007 (concerning Counts V and VI of the Omnibus Avoidance Action). Other than filing of such notices of appeal and only such other items that might be necessary to allow the District Court to consider the motion for stay, the parties agree that no further filings (including, but not limited to, defendants' statement of issues on appeal, defendants' designation of the record, a motion to dismiss the appeal, etc.) shall be necessary or shall be made before a stay of the appeal(s) is granted, and the parties agree to extend the deadline for filing any such other filings as necessary to allow a stay to be ordered prior to such filings. The stay shall be sought by motion filed by the Debtors, Bondholders' Committee and/or Futures Representative as soon as possible. All parties agree that such appeal(s) shall not affect or prevent the prosecution of the Continued Adversary Proceeding in the Bankruptcy Court.

            (d) TDP. The TDP shall be in the form filed with the Settlement
Plan.

            (e) Provisions Governing Settled Claimants with Litigation Rights.

                  (i) The Settled Claimants with Litigation Rights may continue the Omnibus Avoidance Action against Congoleum Corporation (the "Continued Adversary Proceeding") to seek declaratory judgment that the liquidated amounts of their Pre-Petition Settlement Agreements may be recognized and treated in a plan of reorganization pursuant to Bankruptcy Code ss. 524(g) and Congoleum Corporation (or subsequent to the Effective Date, the Plan Trustee) may object to such declaratory judgment count (such limitation on the Continued Adversary Proceeding is referred to herein as the "Scope of Continued Adversary Proceeding"). Consistent therewith, any initial amendment by such Settled Claimants with Litigation Rights to their declaratory judgment count pleading consistent with the Scope of Continued Adversary Proceeding shall be filed and served within twenty (20) days following the entry of the Disclosure Statement Approval Order. The Continued Adversary Proceeding shall be limited to the Scope of Continued Adversary Proceeding. The parties to the Continued Adversary Proceeding shall set and complete a pre-trial schedule on such declaratory judgment count in order that trial shall be held on such declaratory judgment count in the Continued Adversary Proceeding contemporaneously with the Confirmation Hearing. Consistent with Section 5.14(c) above, as of the Effective Date the Settled Claimants with Litigation Rights shall release all other claims, counterclaims and appeals from the Omnibus Avoidance Action and Sealed Avoidance Action, including any rights to appeal the Bankruptcy Court's summary judgment decision that a valid security interest was not conveyed to the Collateral Trustee or the claimants party to Pre-Petition Settlement Agreements in the Pre-Petition Settlement Agreement, the Security Agreement and/or the Collateral Trust Agreement, except that such Settled Claimants with Litigation Rights may pursue the Scope of Continued Adversary Proceeding. Also as of the Effective Date, no party shall be entitled to appeal or challenge the Bankruptcy Court's summary judgment decision of December 28, 2007, to the extent that it determined certain rights of the claimants party to Pre-Petition Settlement Agreements, and no party shall be entitled to challenge the Pre-Petition Settlement Agreements, including, but not limited to, the validity of the settlements, their reasonableness, and/or the liquidated amounts thereof, and in consideration therefor, the Settled Claimants with Litigation Rights waive and release any claim that their settlements are secured and that their settlements constitute unsecured contract claims that must be paid in full outside of the TDP. The Settled Claimants with Litigation Rights and the Debtors may appeal any decision in the Continued Adversary Proceeding until a Final Order is obtained.

                  (ii) Upon the Effective Date of the Plan, the Reorganized Debtors will assign to the Plan Trust the Continued Adversary Proceeding, and the Plan Trustee shall step into the Debtors' place and otherwise replace the Debtors in the Continued Adversary Proceeding.

                  (iii) Settled Claimants with Litigation Rights will at a minimum be entitled to the treatment afforded Settled Claimants in Class 7A as set forth in Section 4.1(g) above. Even if the Settled Claimants with Litigation Rights prevail in the Continued Adversary Proceeding or any appeal therefrom, such Settled Claimants with Litigation Rights shall seek only to assert their liquidated settlement amounts for payment subject to the Payment Percentage (as defined in and provided for under the TDP).

            (f) Effectiveness of Plan. The Plan shall become effective as of the Effective Date notwithstanding the pendency of the Continued Adversary Proceeding and any appeals therefrom by either the Settled Claimants with Litigation Rights or the Debtors and/or the Plan Trustee, as the case may be.

            (g) Additional Releases With Respect to Claimant Agreement. Without limitation of the releases granted in Section 5.14(c) above, the Settled Claimants party to the Claimant Agreement and Claimants' Counsel, as of the Effective Date, hereby release Congoleum and the Collateral Trustee from all continuing obligations under the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement with respect to such Settled Claimants, including
(i) Congoleum's obligation to pursue insurance coverage for claims settled on behalf of the Settled Claimants party to the Claimant Agreement in the Coverage Action, (ii) Congoleum's obligation to obtain Claimants' Counsel's agreement to legal counsel for the Coverage Action, and (iii) Congoleum's obligation to obtain the consent of Claimants' Counsel prior to entering into any settlement of claims against Congoleum's insurers. All remaining causes of action in the Coverage Action will be assigned to the Plan Trust pursuant to the Insurance Assignment Agreement. As a result of the Omnibus Claimant Settlement and pending approval of such settlement in connection with Confirmation of the Plan, the Asbestos Claimants' Committee, Bondholders' Committee and Futures Representative shall support the Debtors' filing of a stay application before the State court and/or Bankruptcy Court as necessary to stay the Coverage Action until sixty
(60) days after the Effective Date of the Plan.

            (h) Payment of Claimants' Counsel Fees and Expenses. Joseph F. Rice and/or Motley Rice, LLC (collectively "MR"), and Perry Weitz and/or Weitz & Luxenberg P.C. (collectively "WL") shall be reimbursed for any reasonable fees and/or expenses incurred through the Effective Date in connection with the Reorganization Cases (whether pre- or post-petition, and including, but not limited to, efforts to negotiate and obtain Confirmation of the Settlement Plan) or the Avoidance Actions, or after the Effective Date, in connection with the Continued Adversary Proceeding ("Claimant's Counsel Expenses"), and the Expense Payments made under Section VI of the Claimant Agreement shall be applied by MR and WL to such Claimant's Counsel Expenses. To the extent that either MR or WL do not expend the Expense Payments made under Section VI of the Claimant Agreement in connection with Claimant's Counsel Expenses, the remainder of the Expense Payment shall be paid to the Plan Trust by MR and/or WL within ninety
(90) days following entry of a Final Order in the Continued Adversary Proceeding. In March 2006, MR and WL provided to the Debtors documentary support for $858,034.55 and $449,102.77, respectively, of fees and expenses expended and/or incurred by MR and WL. In June 2006, MR and WL provided to the Debtors documentary support for additional fees and expenses expended and/or incurred by MR and WL. The March 2006 and June 2006 submissions have been reviewed by the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors, and are not disputed and are approved. In January 2008, MR and WL provided to the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors documentary support for additional fees and expenses expended and/or incurred by MR and WL, and such submissions have been reviewed by the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors, and are not disputed and are approved. Prior to the Effective Date, MR and/or WL may periodically (but no more frequently than every sixty (60) days) provide to the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee and the Debtors documentary support of additional fees and expenses expended, and such parties shall have ten (10) Business Days to review such documentary support and confirm that such fees and expenses were reasonable and within the scope of Claimant's Counsel Expenses, and failure to respond within such time shall constitute approval. Upon the Effective Date, all previously approved Claimant's Counsel Expenses in excess of the Expenses Payments made under Section VI of the Claimant Agreement shall be paid to MR and WL. After the Effective Date, MR and/or WL may periodically (but no more frequently than every sixty (60) days) provide to the Plan Trustee documentary support of additional fees and expenses expended, and the Plan Trustee shall have ten (10) Business Days to review such documentary support and confirm that such fees and expenses were reasonable and within the scope of Claimant's Counsel Expenses, and failure to respond within such time shall constitute approval. After the Effective Date, payment of any approved fees and expenses shall be made within thirty (30) days of approval. Within forty-five (45) days following entry of a Final Order in the Continued Adversary Proceeding, MR and/or WL shall provide final documentary support for any fees and expenses incurred and/or expended for which they seek reimbursement under this Section 5.14(h) and which have not been previously approved. Upon receipt of such final documentary support, (to the extent such entities remain in existence) the Plan Trustee shall have ten (10) Business Days to review and approve the final documentary support and confirm that such fees and expenses were reasonable and within the scope of Claimant's Counsel Expenses, and failure to respond within such time shall constitute approval. Payment of any reasonable fees and expenses to MR and WL with respect to Claimant's Counsel Expenses in excess of the Expenses Payments made under
Section VI of the Claimant Agreement shall be funded from the proceeds of the Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company. Any dispute arising under this Section 5.14(h) (including, but not limited to, whether fees and expenses have been incurred as set forth herein or whether a reimbursement should be made) shall be settled by binding arbitration between the objecting party and MR and/or WL, with Mark Epstein as arbitrator (or if he shall be unwilling or unable to serve in such capacity, by a single arbitrator agreed to by the objecting party and MR and/or WL, or if there is no agreement, appointed by the American Arbitration Association).

            (i) Indemnification. The Plan Trust shall indemnify Claimants' Counsel and the Collateral Trustee as and to the extent set forth in Section 4.6(c) of the Plan Trust Agreement filed with the Settlement Plan.

            (j) Collateral Trustee. On the Effective Date, the Reorganized Debtors shall reimburse the Collateral Trustee for the fees and expenses of the Collateral Trustee and the Collateral Trust that would have been subject to payment and/or reimbursement under the Collateral Trust Agreement. Prior to the Effective Date, the Collateral Trustee may periodically (but no more frequently than every 60 days) provide to the Debtors documentary support of such fees and expenses, and the Debtors shall have ten (10) business days to review such documentary support and confirm that such fees and expenses are subject to this provision, and failure to respond within such time shall constitute approval. Upon the Effective Date, all previously approved fees and expenses shall be paid to the Collateral Trustee. Any dispute arising under this Section 5.14(j) (including, but not limited to, whether fees and expenses have been incurred or whether a reimbursement should be made) shall be settled by binding arbitration between the Collateral Trustee and the Reorganized Debtors with Mark Epstein as arbitrator (or if he shall be unwilling or unable to serve in such capacity, by a single arbitrator agreed to by the parties, or if there is no agreement, appointed by the American Arbitration Association).

            (k) Settlement Not Approved by the Bankruptcy Court. In the event that the Omnibus Claimant Settlement is not approved by a Final Order of the Bankruptcy Court, nothing in the Plan shall be deemed an admission or used as evidence by any party in interest and all Causes of Action pending against Settled Claimants (including any Settled Claimants with Litigation Rights) and all defenses thereto shall be fully reserved.

      5.15 Intercompany Settlement.

            (a) The Plan implements a compromise and settlement with respect to ABI, the ABI Claims and the Intercompany Agreements (as set forth in this Section 5.15, the "Intercompany Settlement"). Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan shall constitute a motion for approval of, and the Confirmation Order shall authorize and constitute Bankruptcy Court approval of, the Intercompany Settlement.

            (b) On the Effective Date, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, in full and final satisfaction of the ABI Claims, and for good and valuable consideration including ABI's agreement to the treatment specified in the Plan for the ABI Claims and the Claims and Interests asserted by other parties in interest, the ABI Settlement shall be effectuated in accordance with the following terms:

            1. All ABI Claims, including without limitation ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the
Plan), shall be deemed Disallowed and expunged.

            2. All Intercompany Agreements shall be deemed rejected, and any and all ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the Plan) arising therefrom shall be deemed Disallowed and expunged.

            3. ABI and Reorganized Congoleum shall enter into and effectuate the New ABI Agreement, which shall be consistent with the Intercompany Term Sheet, and which shall govern the relationship between ABI and Reorganized Congoleum upon the Effective Date.

            4. The ABI Parties and ABI and their respective Representatives (in their capacities as such) shall be deemed to have received and exchanged mutual general releases with and from the Debtors, their Estates and Reorganized Congoluem, such that:

            A. As of the Effective Date, the Debtors, their Estates and Reorganized Congoleum shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, demands, debts, rights, causes of action and liabilities (other than their rights to enforce the terms of the Intercompany Settlement, the New ABI Agreement and the ABI Canada License Agreement, as amended by Section 5.15(b)(5) of the Plan, and their rights to payment of not more than $2 million on account of net Unpaid Intercompany Amounts remaining after intercompany offsets of Unpaid Intercompany Amounts), including without limitation Bankruptcy Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, Reorganized Congoleum, the Reorganization Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or Reorganized Congoleum, as of the Petition Date or thereafter, against the ABI Parties, ABI and/or their respective Representatives (in their capacities as such); and

            B. As of the Effective Date, the ABI Parties, ABI and their respective Representatives (in their capacities as such) shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, demands, debts, rights, causes of action and liabilities (other than their rights to enforce the terms of the Intercompany Settlement, the New ABI Agreement and the ABI Canada License Agreement, as amended by Section 5.15(b)(5) of the Plan, and their rights to payment of not more than $2 million on account of net Unpaid Intercompany Amounts remaining after intercompany offsets of Unpaid Intercompany Amounts), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, Reorganized Congoleum, the Reorganization Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the ABI Parties, ABI and their respective Representatives (in their capacities as such), as of the Petition Date or thereafter, against the Debtors, their Estates or Reorganized Congoleum.

            5. The ABI Canada License Agreement shall be deemed to have been assumed by Congoleum and become an obligation of Reorganized Congoleum, provided, however, that Article 7.02 of the ABI Canada License Agreement shall be modified so that the "Term" thereof shall expire two years from the Effective Date and the ABI Canada License Agreement shall be deemed amended accordingly as of the Effective Date without any further action of any Person or Entity.

      5.16 Deemed Consolidation of Debtors For Plan Purposes Only.

      Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under the Plan for Plan purposes only. Each and every Claim filed or to be filed against any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors. Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section 5.16) affect: (i) the legal and organizational structure of the Debtors; or (ii) any Liens that are required to be maintained under the Plan (A) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (B) pursuant to the Plan, or (C) in connection with any Exit Facility. Notwithstanding anything contained in the Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on any of the Claims being reinstated and left unimpaired under the Plan, and the legal, equitable, and contractual rights to which the holders of any such Claims are entitled shall be left unaltered by the Plan.

      5.17 Put/Call Agreement.

      On the Effective Date, the Plan Trust will execute and deliver the Put/Call Agreement and, to the extent that they have not done so already, Reorganized Congoleum and the Backstop Participants will also execute and deliver to the other parties thereto the Put/Call Agreement and the Put/Call Agreement will be binding on the Plan Trust and Reorganized Congoleum, without any further action of any party.

      The following is an overview of the material terms and provisions of the Put/Call Agreement:1

                               Put/Call Agreement
                               ------------------

Put Right:                       The Plan Trust has the right to sell all, but
                                 not less than all, of the Plan Trust Common
                                 Stock to the Backstop Participants for an aggregate purchase price of $5.25 million
                                 (the "Put Purchase Price") during the 60 days following the Effective Date.

Put Right Exercise:              Each of the Additional Backstop Participants
                                 will be obligated to purchase their Pro Rata
                                 Portion of the Trust Shares and to pay their corresponding portion of the Put Purchase
                                 Price and each of the Initial Backstop
                                 Participants will be obligated to purchase their Pro Rata Portion of the Unallocated
                                 Trust Shares and to pay their corresponding portion of the Put Purchase Price.

----------
(1) This summary of the Put/Call Agreement is superseded by the actual terms and provisions of the Put/Call Agreement, a copy of which is provided as Exhibit "I" hereto. Any capitalized terms in this summary not otherwise defined in the Plan shall have the meanings ascribed to them in the Put/Call Agreement.

Call Right:                      The Backstop Participants may purchase all,
                                 but not less than all, of the Plan Trust
                                 Common Stock for an aggregate purchase price of $7.5 million (the "Call Purchase Price") during the 90 days following the Effective
                                 Date

Call Right Exercise by Initial   The exercising Initial Backstop Participant
Backstop Participant:            shall be obligated to purchase its Pro Rata
                                 Portion of the Trust Shares and shall also deliver a copy of the Call Exercise Notice to each other Backstop Participant concurrently with the delivery of the Call Exercise Notice to the Trustee.

                                 Each Additional Backstop Participant shall have the right to elect to either (i) participate in the Call Right by purchasing its Pro Rata Portion of the Trust Shares, or
                                 (ii) refuse to participate in the Call Right in any capacity.

                                 Each Initial Backstop Participant other than the Exercising Bondholder shall have the right to elect to (i) participate in the Call Right by purchasing its Pro Rata Portion of the Trust Shares, (ii) not only purchase its Pro Rata Portion of the Trust Shares but also its Pro Rata Portion of the Unallocated Trust Shares, or (iii) refuse to participate in the Call Right in any capacity.

Call Right Exercise by           The exercising Additional Backstop
Additional Backstop Participant: Participant shall be obligated to purchase its Pro Rata Portion of the Trust Shares and shall also deliver a copy of the Call
                                 Exercise Notice to each Initial Backstop
                                 Participant and to each other Additional
                                 Backstop Participant concurrently with the delivery of the Call Exercise Notice to the Trustee.

                                 Each Backstop Participant shall have the right to elect to (i) participate in the Call Right by purchasing its Pro Rata Portion of the Trust Shares, (ii) not only purchase its Pro Rata Portion of the Trust Shares but also its Pro Rata Portion of the Unallocated Trust Shares; provided, however, that no Additional Backstop Participant (including any Exercising Bondholder that is an Additional Backstop Participant) may purchase its Pro Rata Portion of the Unallocated Trust Shares if any Initial Backstop Participant has elected to purchase its Pro Rata Portion of the Unallocated Trust Shares, or (iii) refuse to participate in the Call Right in any capacity.

                                 The Exercising Bondholder shall be solely responsible for purchasing all of the Unallocated Trust Shares unless (i) any Initial Backstop Participant has elected to purchase its Pro Rata Portion of the Unallocated Trust Shares in which case all of the Unallocated Trust Shares shall be purchased by such Initial Backstop Participants so electing, or (ii) if no Initial Backstop Participant elects to purchase its Pro Rata Portion of the Unallocated Trust Shares, the Exercising Bondholder together with any other Additional Backstop Participant that has elected to purchase their Pro Rata Portion of the Unallocated Trust Shares will each be obligated to purchase their Pro Rata Portion of the Unallocated Trust Shares and to pay their corresponding portion of the Call Purchase Price.

Commitment Fee:                  Congoleum will be required to pay to the
                                 Initial Backstop Participants a commitment fee of $262,500 regardless of whether the Plan is confirmed or the Effective Date occurs.

Fee & Expense Reimbursement:     Congoleum will be required to reimburse or
                                 pay up to $150,000 of the standard fees and
                                 out-of-pocket expenses of one law firm
                                 retained by the Initial Backstop Participants
                                 for purposes of negotiating and drafting the
                                 Put/Call Agreement and consummating the
                                 transactions contemplated thereby and
                                 incurred since December 1, 2007, provided,
                                 however, that if the Initial Backstop
                                 Participants' fees and expenses for such
                                 purposes exceed $150,000 due to delays in the
                                 process of confirming the Plan or other
                                 causes beyond the control of the Initial
                                 Backstop Participants, the Initial Backstop
                                 Participants may request reimbursement for
                                 such additional fees and expenses.
Indemnity:                       Congoleum will be required to indemnify the
                                 Backstop Participants to the extent set forth in the Put/Call Agreement.

Termination Rights:              The Initial Backstop Participants may
                                 terminate the Put/Call Agreement if (i) the Bankruptcy Court has not entered an order approving the Put/Call Agreement, the exhibits attached thereto, and the payment of the Commitment Fee and such order has not become a final order by March 31, 2008; (ii) the Commitment Fee is not paid within three
                                 (3) business days of the date when due; and
                                 (iii) if (a) the Bankruptcy Court has not entered the Confirmation Order, (b) such Confirmation Order has not become a final order, and (c) the Effective Date have not all occurred by June 30, 2008 (the
                                 "Termination Deadline").

Extension of Termination         The Termination Deadline shall be
Deadline:                        automatically extended through September 5,
                                 2008 so long as (i) the Bankruptcy Court has entered the Confirmation Order by June 30,
                                 2008; (ii) the parties are proceeding in good faith and are using their best efforts to cause the Confirmation Order to become a final order and/or to cause the Effective
                                 Date to occur and (iii) no material adverse change has occurred to Congoleum's business, financial condition, or financial prospects.

There is a risk that certain of the conditions described above, and more fully described in the Put/Call Agreement, may not occur and/or that additional fees may need to be paid to the Initial Backstop Participants should any further extensions of the Put/Call Agreement be negotiated.

      5.18 Put/Call Participation.

      Until the expiration of the Election Deadline (as defined in the Put/Call Agreement), any holder of an Allowed Secured Note Claim that is an Eligible Holder will have the opportunity to participate in the Put/Call Agreement to the extent described therein. Among other representations required by the Put/Call Agreement, all Backstop Participants must represent that they are a "qualified institutional buyer," as such term is defined in Rule 144(A) promulgated under the Securities Act of 1933, as amended.

                                   ARTICLE VI

            PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                      OTHER THAN PLAN TRUST ASBESTOS CLAIMS

      6.1 Plan Distributions. The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims and Senior Note Claims). Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. With respect to Senior Note Claims, Distributions will be made by the Indenture Trustee, whose reasonable fees and expenses in connection with such Distributions shall be paid by Reorganized Congoleum.

      6.2 Distributions of Cash. Any Distribution of Cash made by Reorganized Congoleum pursuant to the Plan shall, at Reorganized Congoleum's option, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

      6.3 No Interest on Claims. Unless otherwise specifically provided for in the Plan, the Confirmation Order, or a post-petition agreement in writing between the Debtors and a holder, Post-Petition Interest shall not accrue or be paid on Claims, and no holder shall be entitled to interest accruing on or after the Petition Date. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Final Distribution is made when and if such Disputed Claim becomes an Allowed Claim. Notwithstanding the foregoing, this
Section 6.3 shall not apply to Plan Trust Asbestos Claims which shall be governed in all cases by the Plan Trust Agreement and the TDP.

      6.4 Delivery of Distributions. Distributions to holders of Allowed Claims other than Asbestos Claims shall be made by the Disbursing Agent or the Indenture Trustee, as applicable, (a) at the holder's last known address, or (b) at the address in any written notice of address change delivered to the Disbursing Agent or the Indenture Trustee, as applicable. If any holder's distribution made by the Disbursing Agent is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Reorganized Congoleum until such distributions are claimed or become unclaimed property pursuant to Section 6.8 of the Plan. With respect to Plan Trust Asbestos Claims, distributions to the holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. With respect to Senior Note Claims, distributions to holders of Senior Note Claims shall be made in accordance with the Indenture.

      6.5 Distributions to Holders as of the Record Date. All Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Voting Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. Reorganized Congoleum shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. Reorganized Congoleum shall instead be entitled to recognize and deal for all purposes under the Plan with the Record Holders as of the Record Date.

      6.6 Fractional Securities; Fractional Dollars. Distributions of fractions of shares of New Common Stock will not be made and shall be rounded (up or down) to the nearest whole number, with half shares or less being rounded down. Reorganized Congoleum shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

      6.7 Withholding of Taxes. The Disbursing Agent shall withhold from any assets or property distributed under the Plan any assets or property that must be withheld pursuant to applicable law.

      6.8 Unclaimed Property. Any Cash, assets and other property to be distributed on account of any Claim (other than a Plan Trust Asbestos Claim) under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after the date of distribution or (b) 120 calendar days after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred and delivered to, Reorganized Congoleum. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to section 1143 of the Bankruptcy Code and shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

                                  ARTICLE VII

                          RESOLUTION OF DISPUTED CLAIMS

      7.1 Disallowance of Improperly Filed Claims. Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan shall be Disallowed if and to the extent that such Proof of Claim (or other filing) is not timely and properly made.

      7.2 Prosecution of Objections to Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date Reorganized Congoleum, the Futures Representative, the Bondholders' Committee and the Asbestos Claimants' Committee each shall have the right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims and Professional Fee Claims, at any time on or before ninety (90) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee, or the Asbestos Claimants' Committee as applicable, and (y) neither the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date Reorganized Congoleum, the Futures Representative, the Bondholders' Committee and the Asbestos Claimants' Committee, subject to Sections 13.8 and 13.14 of the Plan, each shall have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty
(60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee or the Asbestos Claimants' Committee, as applicable, (y) neither the Debtors, Reorganized Congoleum, the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan, and (z) with respect to any Administrative Claim referred to in sub-clause (a)(4) of the definition of Administrative Expense, no objection may be filed with respect to any such Administrative Expense other than with respect to the reasonableness of such Administrative Expense or whether such Administrative Expense was incurred in accordance with Section 6.6 of the Indenture. Without prejudice to the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses, after the Effective Date, only the Plan Trustee shall have the authority to contest Asbestos Personal Injury Claims and Asbestos Property Damage Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim and Asbestos Property Damage Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, shall be satisfied exclusively in accordance with the Plan Trust Documents.

      7.3 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if a Claim or any portion of a Claim (other than an Asbestos Personal Injury Claim) is a Disputed Claim, no payment or distribution shall be made on account of such Disputed Claim, unless and until such Disputed Claim becomes an Allowed Claim.

      7.4 Distributions After Allowance. Payments and distributions to each holder of a Claim that is Disputed, or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions hereof governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim (other than a disputed Asbestos Claim) becomes a Final Order, Reorganized Congoleum shall distribute to the holder of such Claim any payment or property that would have been distributed to such holder if the Claim had been Allowed as of the Effective Date (or such other date on which such distribution would have been made).

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES AND SETTLEMENTS

      8.1 Assumption of Unexpired Leases and Executory Contracts.

            (a) Assumption. Except for any unexpired lease or executory contract that the Plan Proponents reject or designate as being subject to rejection on or before the Effective Date, as of the Effective Date, all executory contracts and unexpired leases not previously assumed or rejected by the Debtors pursuant to section 365 of the Bankruptcy Code shall be deemed to have been assumed by the Debtors, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases. With respect to each such executory contract or unexpired lease assumed by the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto on or before the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors and, if disputed, established pursuant to applicable law by the Bankruptcy Court, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amounts, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

            (b) Rejection. Notwithstanding subpart (a) of this Section 8.1, the Plan Proponents may reject those executory contracts and unexpired leases listed on an exhibit to be filed with the Bankruptcy Court as part of the Plan Supplement (as such list may be amended or supplemented up to and including the Confirmation Date).

            (c) ABI Canada License Agreement; Intercompany Agreements. Pursuant to and in consideration of the Intercompany Settlement and Section 5.15 and other terms of the Plan, on the Effective Date (A) the ABI Canada License Agreement shall be amended as provided in the Intercompany Settlement and deemed to have been assumed by Congoleum and become a contractual obligation of Reorganized Congoleum, and the Plan shall constitute a motion to assume such license agreement and (B) all Intercompany Agreements shall be rejected and all ABI Claims, including without limitation any ABI Rejection Damages Claims (other than claims for payment of Unpaid Intercompany Amounts that may be asserted to the extent consistent with Section 5.15(b)(4)(B) of the Plan), shall be deemed Disallowed and expunged.

      8.2 Damages Upon Rejection. Except to the extent arising out of or based on the rejection of any executory contract related to or involving asbestos which shall be dealt with under the TDP, the Bankruptcy Court shall determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Class 9 General Unsecured Claim, and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan unless such Claim is held by ABI, in which case such Claim shall be Disallowed and expunged.

      8.3 Insurance Agreements. Except to the extent expressly set forth in any Asbestos Insurance Settlement Agreement, nothing contained in the Plan or any negotiations leading up to the Plan, including this Section 8.3, shall constitute a waiver of: (i) any claim, right, or cause of action that any of the Debtors or the Plan Trust, as applicable, may have against any insurer, including under any insurance agreement; or (ii) any Asbestos Insurer Coverage Defenses that any Asbestos Insurance Company may have against the Debtors or the Plan Trust. The discharge and release provisions contained in the Plan shall neither diminish nor impair the duties or obligations of any Debtor or any other Entity under any Asbestos Insurance Policy or agreement relating thereto (including any Asbestos Insurance Settlement Agreement), nor shall the discharge and release provisions contained in the Plan diminish nor impair the duties, obligations or the Asbestos Insurer Coverage Defenses of any Asbestos Insurance Company under any Asbestos Insurance Policy or agreement relating thereto. The Reorganized Debtors shall not voluntarily assist any Person in the establishment of any rights, action, cause of action or claim against the Century Entities in anyway relating to any Asbestos Claim or other claim released under the Settlement and Buyback Agreement.

      8.4 Compensation and Benefits Programs.

            (a) Except for the Congoleum Interests which are treated elsewhere in the Plan, unless otherwise agreed to by the affected parties or modified by order of the Bankruptcy Court, all of the Debtors' obligations under employment and severance policies, and all compensation and benefit plan, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under the Plan.

            (b) As of the Effective Date, the Pension Plans shall be deemed to have been assumed by Reorganized Congoleum. Reorganized Congoleum shall continue the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082, and administer the Pension Plans in accordance with their terms and the provisions of ERISA. Furthermore, nothing in the Plan shall be construed as discharging, releasing or relieving the Debtors or Reorganized Congoleum, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation ("PBGC"). The PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan or the Confirmation Order. Notwithstanding anything in this Section 8.4, the Plan Trust shall not assume any of the liabilities, obligations, or responsibilities of the Debtors or Reorganized Congoleum with respect to the Pension Plans or the PBGC.

      8.5 Retiree Benefits. Notwithstanding any other provisions of the Plan (other than the last sentence of this Section 8.5), any payments that are due to any individual for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period, if any, that the Debtors have obligated themselves to provide such benefits. Notwithstanding the foregoing, no employee or retired employee (nor their spouses or dependents and beneficiaries) of the Debtors or the Reorganized Debtors shall be entitled to assert any Asbestos Claim against the Debtors or the Reorganized Debtors.

      8.6 Indemnification of Directors, Officers and Employees. The obligations of the Debtors to indemnify their current and former directors, officers or employees to the extent provided in the Debtors' constituent documents or required pursuant to applicable general corporation law shall be deemed and treated as obligations that are assumed by Reorganized Congoleum pursuant to the Plan as of the Effective Date, provided, however, that (i) with respect to acts or omissions occurring prior to the Petition Date, the indemnification obligation of Reorganization Congoleum is limited exclusively to the extent of proceeds available under any applicable directors and officers insurance policy for the act(s) and/or omission(s) at issue, (ii) with respect to acts or omissions occurring on or after the Petition Date, the indemnification obligation of Reorganized Congoleum is limited exclusively to (a) the acts or omissions for which such officers, directors and employees receive exculpation pursuant to Section 11.2 of the Plan, and (b) other acts or omissions to the extent of proceeds available under any applicable directors and officers insurance policy for the act(s) and/or omission(s) at issue, and (iii) no current or former director, officer or employee shall be indemnified with respect to the gross negligence, fraud or willful misconduct of such party.

                                   ARTICLE IX

                       ACCEPTANCE OR REJECTION OF THE PLAN

      9.1 Classes Entitled to Vote. The holders of Claims or Interests in each Impaired Class of Claims or Interests, i.e., Classes 4, 6, 7, 8 and 10 whose Claims or Interests are Allowed or temporarily allowed for voting purposes, are entitled to vote to accept or reject the Plan; provided however that the holders of Congoleum Interests in Class 10 are deemed to have rejected the Plan in accordance with the provisions of Section 1126(g) of the Bankruptcy Code and, accordingly, their separate vote will not be solicited.

      9.2 Acceptance by Impaired Classes of Claims. Pursuant to section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in dollar amount of the claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan and (b) more than one-half in number of such claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

      9.3 Acceptance by Impaired Class of Interests. Pursuant to section 1126(d) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Allowed Interests actually voting in such Class (other than Interests held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan. The holders of Congoleum Interests in Class 10 are deemed to have rejected the Plan in accordance with the provisions of Section 1126(g) of the Bankruptcy Code.

      9.4 Acceptance Pursuant to Section 524(g) of the Bankruptcy Code. The Plan shall have been voted upon favorably as required by section
524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code.

      9.5 Presumed Acceptance of Plan. Classes 1, 2, 3, 5, 9 and 11 are Unimpaired. Under section 1126(f) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have voted to accept the Plan.

      9.6 Reservation of Rights. In the event that any Impaired Class fails to accept the Plan by the requisite numbers and amounts required by the Bankruptcy Code, the Plan Proponents reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

                                   ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

      10.1 Conditions to Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived in accordance with Section 10.3 below. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and


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

discharges set forth in Article XI shall be effective, binding and enforceable, are as follows:

            (a) The Bankruptcy Court shall have made specific findings and determinations, among others, in substantially the following form:

                  (i) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                  (ii) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (iii) The Plan Trust, upon the Effective Date, shall assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (iv) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the Plan Trust Common Stock, which constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (v) On the Effective Date, the Plan Trust will own a majority of the voting shares of Reorganized Congoleum;

                  (vi) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;

                  (vii) Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (viii) The actual amounts, numbers and timing of future Demands cannot be determined;

                  (ix) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (x) The Plan establishes a separate Class 7 for Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in each of Class 7A and Class 7B have accepted the Plan;

                  (xi) The Plan establishes a separate class of Asbestos Property Damage Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the claimants voting in such class have accepted the Plan;

                  (xii) Pursuant to court orders or otherwise, the Plan Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust shall value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (xiii) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                  (xiv) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (xv) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (xvi) Congoleum's contributions to the Plan Trust provided for herein, together with the Asbestos Insurance Assignment and the Plan Trust Common Stock, constitute substantial assets of the Plan Trust and the reorganization;

                  (xvii) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights pursuant to the Insurance Assignment Agreement;

                  (xviii) The Settling Asbestos Insurance Companies are entitled to the benefits of the Asbestos Channeling Injunction with respect to Plan Trust Asbestos Claims;

                  (xix) After Confirmation, each Asbestos Insurance Settlement Agreement of a Settling Asbestos Insurance Company and each Final Order of the Bankruptcy Court approving such Settlement Agreements shall be binding upon and inure to the benefit of the Plan Trust and the Plan Trustee, and the Plan Trust shall become fully bound by, and entitled to all of the rights afforded to the Plan Trust and/or the Debtors under, all of the terms and conditions of each such Asbestos Insurance Settlement Agreement without need for further act or documentation of any kind;

                  (xx) After Confirmation, none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee, and Claimants' Counsel shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company;

                  (xxi) As of the Effective Date, the Insurance Assignment Agreement shall be a valid and binding obligation of each of the parties thereto, shall be in full force and effect and shall be enforceable in accordance with its terms, in each case notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy and applicable state law; and

                  (xxii) The Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto.

            (b) Confirmation Order. The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which shall be in form and substance acceptable to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee and, insofar as such findings and determinations affect the Financing Order or the rights of Wachovia thereunder, Wachovia.

      10.2 Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived in accordance with Section 10.3 below:

            (a) Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court and the Confirmation Order and any order of the District Court shall be in form and substance acceptable to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee and the Confirmation Order (and affirming order of the District Court) shall have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Plan Proponents unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Plan Proponents, on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (b) Injunctions. The Discharge Injunction, the Asbestos Channeling Injunction and the Anti-Suit Injunction shall be in full force and effect.

            (c) Exit Facility. The Exit Facility to be entered into by Reorganized Congoleum, and all documents to be executed in connection with the Exit Facility, shall be in form and substance reasonably satisfactory to the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee and shall have been executed and delivered and all conditions precedent to effectiveness thereof shall have been satisfied or waived by the parties thereto.

            (d) New Senior Notes and New Indenture. The New Indenture shall have been executed and authorized and the New Senior Notes shall have been delivered in accordance with the New Indenture and shall constitute valid senior secured indebtedness of Reorganized Congoleum.

            (e) New Common Stock. The New Common Stock shall have been issued in accordance with the Plan.

            (f) Plan Documents. The Plan Documents necessary or appropriate to implement the Plan (which shall include without limitation, the Plan, the Plan Trust Agreement, the TDP, the Exit Facility, the New Senior Notes, the New Indenture, the Registration Rights Agreement, the Amended and Restated Certificate, the Amended and Restated Bylaws, the New ABI Agreement, the Stockholders Agreement, the Put/Call Agreement and the Insurance Assignment Agreement) shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of such Plan Documents shall have been satisfied or waived by the respective parties thereto (including without limitation all conditions precedent to the obligations of the Backstop Participants under the Put/Call Agreement); and the Plan Documents shall be in full force and effect. The Plan Documents shall be acceptable to the Futures Representative, the Bondholders' Committee, the Backstop Participants, the Debtors and the Asbestos Claimants' Committee.

            (g) Other Assurances. The Debtors or the Plan Proponents shall have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to
Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Futures Representative, the Debtors and the Asbestos Claimants' Committee.

            (h) Omnibus Claimant Settlement. The Omnibus Claimant Settlement shall have been approved by the Bankruptcy Court and shall be in full force and effect and binding in accordance with its terms.

            (i) Merger. The Bankruptcy Court will have made a specific finding and determination that the merger of the Subsidiary Debtors with and into Congoleum, with Reorganized Congoleum as the sole surviving corporation, is authorized.

            (j) Judicial Fees. All fees payable pursuant to 28 U.S.C.ss. 1930 if and to the extent assessed against the Bankruptcy Estates of the Debtors will have been paid in full.

            (k) Commitment Fee and Other Expenses. The commitment fee payable under the Put/Call Agreement shall have been paid in full and all attorneys' fees and expenses due and payable prior to the Effective Date under the Put/Call Agreement shall have been paid in full.

            (l) Claimant's Counsel Expenses. All Claimant's Counsel Expenses in excess of the Expense Payments made under Section VI of the Claimant Agreement approved prior to the Effective Date shall have been paid to MR and WL.

            (m) Other Approvals, Documents and Actions. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained, and all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

      10.3 Waiver of Conditions. Each of the conditions set forth in Sections
10.1 and 10.2 above may be waived in whole or in part by the Plan Proponents without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI

                       INJUNCTIONS, RELEASES AND DISCHARGE

      11.1 Discharge. (a) Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation shall discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (b) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (c) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date shall be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties. Notwithstanding anything herein to the contrary, nothing in this Section 11.1 shall affect the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses.

            (b) Notwithstanding any other provision of the Plan to the contrary, Confirmation shall not discharge any pre-Petition Date or post-Petition Date, pre-Confirmation Date liability that may be due from any of the Debtors to the Internal Revenue Service as currently set forth in certain Proofs of Claim and Administrative Expense Claim, as amended, filed by the Internal Revenue Service. Should any pre-Petition Date or post-Petition Date, pre-Confirmation Date tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors for any of the tax periods reflected by such Proofs of Claim or Administrative Expense Claim, such liabilities shall be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had these Reorganization Cases not been commenced. Any resulting liabilities determined pursuant to a Final Order or other final determination shall be paid as if these Reorganization Cases had not been commenced.

      11.2 Exculpation. Only to the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Debtors, the Futures Representative, the Asbestos Claimants' Committee, the Bondholders' Committee, and each of their respective Representatives (i) shall not have or incur any liability to any Entity for any act or omission taken on or after the Petition Date in connection with or arising out of the negotiation of the Plan, any Plan Document or any prior plan of reorganization relating to the Debtors or other related documents, the pursuit of Confirmation of the Plan or any prior plan of reorganization relating to the Debtors, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, provided, however, that this exculpation provision shall not apply to Asbestos Insurer Coverage Defenses; and (ii) in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents, provided further, that, except as otherwise provided in or contemplated by the Omnibus Claimant Settlement, in no event shall this Section 11.2 exculpate any party from liability for any claim asserted in the Avoidance Actions and in no event shall Gilbert Randolph LLP or the Kenesis Group, LLC be exculpated from liability under this Section 11.2. For the avoidance of doubt, in no event shall any such party be exculpated from liability under this Section 11.2 in the case of the gross negligence, fraud or willful misconduct of such party.

      11.3 Releases by Holders of Claims. Pursuant to this Section 11.3 and the Confirmation Order, which may include release(s) for the benefit of any Settling Asbestos Insurance Company consistent with the terms of this Section 11.3 and the terms of the relevant Asbestos Insurance Settlement Agreement, any holder of a Plan Trust Asbestos Claim that receives a payment from the Plan Trust shall be deemed to have unconditionally released the Plan Trust and each Settling Asbestos Insurance Company from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, arising from, relating to, or involving the manufacture, sale, distribution, installation, formulation, marketing, transport, handling or any other activity involving any asbestos containing products of Congoleum and any of Congoleum entities identified in the Confirmation Order, which may incorporate the terms of one or more Asbestos Insurance Settlement Agreement, or their premises to the extent such Claim arises from, relates to or involves exposure to asbestos, including without limitation, any operation claims, contribution claims, direct action claims, and insurance coverage claims. For the avoidance of doubt, in no event shall any such party be released under this
Section 11.3 in the case of the gross negligence, fraud or willful misconduct of such party.

      11.4 Discharge Injunction. Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in
Section 11.1 shall also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, or the Plan Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (a) of this Section 11.4.

      11.5 Asbestos Channeling Injunction. The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand shall be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder shall have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, the Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan


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Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the TDP:

            (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

            (b) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

            (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

            (d) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

            (e) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

      Any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, shall be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.

      Except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, Reorganized Congoleum, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      11.6 Reservation of Rights. Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI, shall not serve to satisfy, discharge, release, or enjoin (a) claims by any Entity (other than the Reorganized Debtors and their Affiliates) against the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (b) claims by any Entity against the Plan Trust for the payment of Plan Trust Expenses, (c) claims by the Reorganized Debtors, the Plan Trust, or any other Entity to enforce the provisions of any Asbestos Insurance Settlement


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

Agreement or any provision of the Plan or another Plan Document, (d) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company or (e) the rights of the Debtors, the Plan Trust and any Settled Claimant with Litigation Rights to pursue such causes of actions as are permitted by the Omnibus Claimant Settlement.

      11.7 Rights Against Non-Debtors under Securities Laws. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

      11.8 Rights Against Debtors Under Environmental Laws. Environmental rights and Claims of Governmental Units under applicable Environmental Laws shall survive the Reorganization Cases, shall not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan shall be construed as releasing or relieving any Entity of any liability under any Environmental Law.

      11.9 Disallowed Claims and Disallowed Interests. On and after the Effective Date, the Debtors shall be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) disallowing all Claims (other than Plan Trust Asbestos Claims that have not been previously expunged by Final Order of the Bankruptcy Court or withdrawn) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and
(b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      11.10 Anti-Suit Injunction. With respect to any Settling Asbestos Insurance Company, this Section 11.10 and the Confirmation Order, which may include anti-suit injunction(s) for the benefit of any Settling Asbestos Insurance Company consistent with the terms of this Section 11.10 and the terms of the relevant Asbestos Insurance Settlement Agreement, shall operate as an injunction, pursuant to section 105(a) of the Bankruptcy Code, permanently and forever prohibiting and enjoining the commencement, conduct or continuation of any action or cause of action, whether known or unknown, the employment of process or any act to collect, recover from or offset any non-asbestos claim, Claim or demand against any Settling Asbestos Insurance Company arising out of, relating to, or in connection with an Asbestos Insurance Policy or any other insurance policy or rights under such other insurance policy issued to or


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

insuring the relationship of the relevant Settling Asbestos Insurance Companies with, the relevant Congoleum entities that are insureds under such policies, but such injunction pursuant to section 105(a) of the Bankruptcy Code shall not affect or modify the rights of Persons insured under policies of insurance except to the extent released in an Asbestos Insurance Settlement Agreement.

      11.11 Insurance Neutrality. (a) Except as otherwise provided in Section 11.11(b):

            (i) Nothing in the Plan, the Plan Documents or the Confirmation Order shall preclude any Entity from asserting in any proceeding any and all claims, defenses, rights or causes of action that it has or may have under or in connection with any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement with respect thereto;

            (ii) Nothing in the Plan, the Plan Documents or the Confirmation Order shall be deemed to waive any claims, defenses, rights or causes of action that any Entity has or may have under the provisions, terms, conditions, defenses and/or exclusions contained in any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement with respect thereto, including but not limited to any and all such claims, defenses, rights or causes of action based upon or arising out of Asbestos Personal Injury Claims that are liquidated, resolved, discharged, channeled, or paid in connection with the Plan; and

            (iii) Notwithstanding anything to the contrary in the Confirmation Order, the Plan, or any of the Plan Documents, nothing in the Confirmation Order, the Plan, or any of the Plan Documents (including any other provision that purports to be preemptory or supervening other than Section 11.11(b)), shall in any way operate to impair, or have the effect of impairing, the insurers' legal, equitable, or contractual rights, if any, in any respect. The rights of insurers shall be determined under the applicable Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement with respect thereto.

            (b)   (i) Notwithstanding the provisions of Section 11.11(a),
Section 11.11(a) does not, nor shall it be construed to, preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Asbestos Insurance Company with respect to any issue that is actually litigated by such Asbestos Insurance Company as part of its objections, if any, to Confirmation of the Plan or as part of any contested matter or adversary proceeding filed by such Asbestos Insurance Company in conjunction with or related to Confirmation of the Plan.

                  (ii) Notwithstanding the provisions of Section 11.11(a), Asbestos Insurance Companies shall be bound by the Bankruptcy Court's findings and conclusions with respect to whether, under the Bankruptcy Code, the assignment or transfer of rights under the Asbestos Insurance Assignment is valid and enforceable against each Asbestos Insurance Company notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy and applicable state law, and therefore Asbestos Insurance Companies shall be entitled to litigate that issue in connection with Confirmation, and shall retain all rights of appeal with respect thereto.

      11.12 No Liability for Solicitation or Participation. Pursuant to section 1125(e) of the Bankruptcy Code, the Confirmation Order will provide that all of the Persons who have solicited acceptances or rejections of the Plan (including


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

the Futures Representative, the Bondholders' Committee, the Asbestos Claimants' Committee, the Debtors and each of their respective members and Representatives, as applicable, and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

                                  ARTICLE XII

                      MATTERS INCIDENT TO PLAN CONFIRMATION

      12.1 Term of Certain Injunctions and Automatic Stay.

            (a) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, 362, 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (b) Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

      12.2 No Successor Liability. Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, their Affiliates, the Asbestos Claimants' Committee, the Bondholders' Committee, the Pre-Petition Asbestos Claimants' Committee, the Plan Trust and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, their Affiliates, nor the Plan Trust is, or shall be, a successor to the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust shall assume the obligations specified in the Plan Documents and the Confirmation Order.

      12.3 Revesting. Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized Congoleum shall be vested with all of the assets and property of the Estates, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.


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

      12.4 Vesting and Enforcement of Causes of Action. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, Reorganized Congoleum shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of Reorganized Congoleum; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust Asbestos Claims or any Plan Trust Assets, including the right to pursue such claims, if any, in the name of any Debtor, if necessary; and for this purpose the Plan Trust shall be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein.

      After the Effective Date, Reorganized Congoleum, in its sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Causes of Action (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. Reorganized Congoleum, or any successors, in the exercise of its sole discretion, may pursue such Causes of Action so long as it is in the best interests of Reorganized Congoleum or any successors holding such rights of action. The failure of the Plan Proponents to specifically list any claim, right of action, suit, proceeding or other Causes of Action in the Plan or the Plan Supplement does not, and will not be deemed to, constitute a waiver or release by the Debtors or Reorganized Congoleum of such claim, right of action, suit, proceeding or other Causes of Action, and Reorganized Congoleum will retain the right to pursue such claims, rights of action, suits, proceedings and other Causes of Action in its sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit, proceeding or other Causes of Action upon or after the Confirmation or consummation of the Plan.

      12.5 Plan Trust Bankruptcy Causes of Action. On the Effective Date, the Debtors shall assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action. All such Plan Trust Bankruptcy Causes of Action shall constitute part of the Plan Trust Assets, and shall be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust shall be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate.

      12.6 Bankruptcy Causes of Action. On the Effective Date, all Bankruptcy Causes of Action, including the GHR/Kenesis Actions, shall be preserved for enforcement solely by, and for the sole benefit of, Reorganized Congoleum.


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

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1 Jurisdiction. Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained herein shall prevent the Debtors, Reorganized Congoleum, or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which the Debtors have or may have and which may not have been enforced or prosecuted by the Debtors, which cause of action shall survive Confirmation of the Plan and shall not be affected thereby except as specifically provided herein. Nothing contained herein concerning the retention of jurisdiction by the Bankruptcy Court shall be deemed to be a retention of exclusive jurisdiction with respect to any Asbestos Insurance Action; rather any court other than the Bankruptcy Court which has jurisdiction over an Asbestos Insurance Action shall have the continuing right to exercise such jurisdiction.

      13.2 General Retention. Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court to the extent required by the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of the Debtors, Reorganized Congoleum, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.

      13.3 Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain jurisdiction for the following specific purposes after
Confirmation:

            (a) to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

            (b) to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

            (c) to assure the performance by the Disbursing Agent, the Indenture Trustee and the Plan Trustee of their respective obligations to make distributions under the Plan;

            (d) to enforce and interpret the terms and conditions of the Plan Documents;

            (e) to enter such orders or judgments, including, but not limited to, injunctions as are necessary to (i) enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, the Futures Representative and the Trust Advisory Committee or (ii) enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

            (f) to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings, and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

            (g) to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

            (h) to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

            (i) to hear and determine any claim, causes of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby against the Debtors, the Reorganized Debtors, the Bondholders' Committee, the Backstop Participants, the Asbestos Claimants' Committee, the Trust Advisory Committee, the Plan Trust, the Plan Trustee, or the Futures Representative and each of their respective Representatives;

            (j) to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            (k) to determine the allowance and/or disallowance of any Claims against the Debtors or their Estates, including, without limitation, any objections to any such Claims and the compromise and settlement of any Claim against the Debtors or their Estates;

            (l) to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (m) to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

            (n) to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, Reorganized Congoleum or the Plan Trust;

            (o) to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in these Reorganization Cases;

            (p) to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

            (q) to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP;

            (r) to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described herein, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, the Settling Asbestos Insurance Companies; and

            (s) to hear and determine any motions or contested matters involving or related to any GHR/Kenesis Action or any Avoidance Action.

      Notwithstanding anything to the contrary in this Section 13.3, (i) the allowance of Plan Trust Asbestos Claims (other than Asbestos Property Damage Claims) and the forum in which such allowance will be determined, shall be governed by and made in accordance with the Plan Trust Agreement and the TDP and
(ii) the Bankruptcy Court will have concurrent rather than exclusive jurisdiction with respect to disputes relating to rights under insurance policies included in the Plan Trust Assets.

      13.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date and thereafter by Reorganized Congoleum as due until the Reorganization Cases are closed, converted or dismissed.

      13.5 Securities Law Matters. It is an integral and essential element of the Plan that the issuance of the New Common Stock pursuant to the Plan shall be exempt from registration under the Securities Act, pursuant to Section 1145 of the Bankruptcy Code and from registration under state securities laws. Nothing in the Plan is intended to preclude the Securities and Exchange Commission from exercising its police and regulatory powers relating to the Debtors or any other entity.

      13.6 Plan Supplement. The Plan Supplement will contain, among other things, without limitation, substantially final forms of the New ABI Agreement, a schedule identifying rejected contracts, the Exit Facility Commitment Letter or Term Sheet, the Registration Rights Agreement, and schedules identifying the initial officers and the initial board of directors of Reorganized Congoleum, and shall be filed with the Bankruptcy Court no later than ten (10) Business Days prior to the last date for filing objections to Confirmation of the Plan. Notwithstanding the foregoing, the Plan Proponents may amend the Plan Supplement and any attachments thereto, through and including the Confirmation Date.

      13.7 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest. Notwithstanding the foregoing, no Distribution shall be made on account of Post-Petition Interest.

      13.8 The Asbestos Claimants' Committee, the Futures Representative and the Bondholders' Committee. The Asbestos Claimants' Committee shall continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative shall (a) continue in existence and the rights, duties and responsibilities of the Futures Representative appointed by the Bankruptcy Court to serve after the Effective Date shall be as set forth in the Plan Trust Documents and (b) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases shall, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Bondholders' Committee shall be dissolved except for the purposes of: (i) any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (ii) pending adversary proceedings; and (iii) prosecuting and/or objecting to Professional Fee claims, and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      13.9 Revocation of Plan. The Plan Proponents reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Plan Proponents revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then, with respect to all parties in interest, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such other Entity in any further proceedings involving the Debtors.

      13.10 Modification of Plan. The Plan Proponents may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code and as herein provided, to the extent applicable law permits. Subject to the limitations contained herein, the Plan Proponents may modify the Plan in accordance with this paragraph, before or after Confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. After Confirmation, the Plan Proponents may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan, provided, however, that none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee, the Bondholders' Committee and Claimants' Counsel shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation but prior to the Effective Date, the Plan Documents shall not be modified, supplemented, changed or amended in any material respect except with the written consent of the Futures Representative, the Bondholders' Committee, the Debtors and the Asbestos Claimants' Committee. In the event of any modification on or before Confirmation, any votes to accept or reject the Plan shall be deemed to be votes to accept or reject the Plan as modified, unless the Bankruptcy Court finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes. The Plan Proponents reserve the right in accordance with section 1127 of the Bankruptcy Code to modify the Plan at any time before the Confirmation Date.

      13.11 Modification of Payment Terms. Reorganized Congoleum shall have the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim.

      13.12 Entire Agreement. The Plan Documents and the Plan Trust Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

      13.13 Headings. Headings are utilized in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

      13.14 Professional Fee Claims. All final requests for payment of Professional Fee Claims must be filed and served on Reorganized Congoleum and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of such Bankruptcy Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the respective applicant and its counsel no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received. Reorganized Congoleum may pay the reasonable charges that they incur on and after the Effective Date for Bankruptcy Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court. Reorganized Congoleum shall pay the reasonable fees and expenses of the Bondholders' Committee, Asbestos Claimants' Committee and Futures Representative after the Effective Date in connection with the purposes set forth in Section
13.8 of this Plan, without application to the Bankruptcy Court.

      13.15 Recordable Order. Upon Confirmation of the Plan, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

      13.16 Preparation of Estates' Returns and Resolution of Tax Claims. The Debtors or Reorganized Congoleum shall file all tax returns and other filings with governmental authorities and may file determination requests under section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority.


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

      13.17 No Admission. Nothing contained in the Plan or in the Disclosure Statement shall be deemed as an admission by the Debtors, the Futures Representative, the Bondholders' Committee or the Asbestos Claimants' Committee with respect to any matter set forth herein or therein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      13.18 Consent to Jurisdiction. Upon default under the Plan or any Plan Documents, the Debtors, Reorganized Congoleum, the Affiliates, the Plan Trust, the Trust Advisory Committee, the Futures Representative, the Backstop Participants, ABI and the Plan Trustee consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.

      13.19 Setoffs. Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but shall not be required to, setoff against any Claim and the-payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the Plan Trust Common Stock against any claim that Reorganized Congoleum may have against the Plan Trust.

      13.20 Successors and Assigns. The rights, duties, and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

      13.21 Non-Debtor Waiver of Rights. Non-Debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if, and then only to the extent that, such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

      13.22 Further Authorizations. The Debtors, Reorganized Congoleum, the Bondholders' Committee, the Plan Trust, and the Futures Representative, if and to the extent necessary, may seek with notice to the others such orders, judgments, injunctions, and rulings that any of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

      13.23 No Bar to Suits. Except as otherwise provided in Article XI of this Plan, neither this Plan nor Confirmation hereof shall operate to bar or estop the Debtors or Reorganized Congoleum from commencing any Cause of Action, including any Bankruptcy Cause of Action, or any other legal action against any holder of a Claim or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity, whether such Cause of Action, or any other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Cause of Action, or any other legal action was disclosed in any disclosure statement filed by the Debtors in connection with this Plan or whether or not any payment was made or is made on account of any Claim.


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

      13.24 Conflicts. Unless otherwise provided in the Confirmation Order, in the event of a conflict between the terms or provisions of the Plan and any other Plan Document, the terms of the other Plan Document will control.

      13.25 Notices. All notices, requests, elections, or demands in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

If to the Debtors:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10033-4039
Attn:   Richard L. Epling
        Robin L. Spear
        Kerry A. Brennan

Okin, Hollander & DeLuca, LLP
Parker Plaza
400 Kelby Street
Fort Lee, NJ 07024
Attn:   Paul S. Hollander
        James J. DeLuca

If to the Futures Representative:

R. Scott Williams, Esquire
Haskell Slaughter Young & Rediker, L.L.C.
2001 Park Place North, Suite 1400
Birmingham, AL  35203

        and

Orrick, Herrington & Sutcliffe LLP
1152 15th Street, N.W.
Washington, DC  20005
Attn:   Roger Frankel
        Richard Wyron
        Jonathan Guy

If to the Asbestos Claimants' Committee:

Caplin & Drysdale, Chtd.
One Thomas Circle, N.W.
Washington, D.C. 20005
Attn:   Peter Van N. Lockwood
        Ronald Reinsel


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

If to the Bondholders' Committee:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022
Attn:   Michael S. Stamer

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue, N.W.
Washington D.C. 20036
Attn:   James R. Savin

If to Claimants' Counsel:

Stutzman, Bromberg, Esserman & Plifka
2323 Bryan Street, Suite 2200
Dallas, TX  75201
Attn:   Sander Esserman

      13.26 Duty to Cooperate. Notwithstanding anything herein to the contrary, nothing in the Plan, the Plan Documents or the Confirmation Order shall relieve (by way of injunction or otherwise) any of the Debtors or Reorganized Congoleum or any other Entity which is or claims to be an insured or entitled to indemnity under an Asbestos Insurance Policy from any duty to cooperate that may be required by any such insurance policy under applicable law with respect to the defense and/or settlement of any Claim for which coverage is sought under such Asbestos Insurance Policy. To the extent that any entity incurs costs in satisfying such duty to cooperate with respect to Asbestos Personal Injury Claims after the Effective Date, the Plan Trust shall reimburse such entity for all such reasonable out-of-pocket expenses.

      13.27 Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would require application of any other law.


Dated: February 5, 2008        FUTURES REPRESENTATIVE

                               By:    /s/ R. Scott Williams
                                      ------------------------------------------
                               Name:  R. Scott Williams
                               Title: Futures Representative


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

                               BONDHOLDERS' COMMITTEE

                               By:    /s/ Paul Kunz
                                      ------------------------------------------
                               Name:  Paul Kunz
                               Title: Authorized representative of
                                      Deutsche Asset Management,
                                      not in its individual or
                                      principal capacity, but
                                      solely in its capacity as
                                      Chair of the Official
                                      Committee of Bondholders


                               CONGOLEUM CORPORATION

                               By:    /s/ Howard N. Feist III
                                      ------------------------------------------
                               Name:  Howard N. Feist III
                               Title: Chief Financial Officer and Secretary


                               CONGOLEUM SALES, INC.

                               By:    /s/ Howard N. Feist III
                                      ------------------------------------------
                               Name:  Howard N. Feist III
                               Title: Vice President, Treasurer and Secretary


                               CONGOLEUM FISCAL, INC.

                               By:    /s/ Howard N. Feist III
                                      ------------------------------------------
                               Name:  Howard N. Feist III
                               Title: Vice President, Treasurer and Secretary


                               ASBESTOS CLAIMANTS' COMMITTEE

                               By:    /s/ Ronald Reinsel
                                      ------------------------------------------
                               Name:  Ronald Reinsel
                               Title: Counsel for the Asbestos Claimants'
                                      Committee


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